QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

        UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

Case No. 02-12834 and 02-41729 through 02-41957*
Chapter 11

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(Name of Debtors)

Monthly Operating Report for
the period ended July 31, 2004**

Debtors' Address:
5619 DTC Parkway
Greenwood Village, CO 80111

Willkie Farr & Gallagher LLP
(Debtors' Attorneys)

Monthly Operating Loss: $(4,144)
($ in thousands)

Report Preparer:

The undersigned, having reviewed the attached report and being familiar with the Debtors' financial affairs, verifies under the penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.**

Date: August 25, 2004

/s/ Scott Macdonald Scott Macdonald Senior Vice President and Chief Accounting Officer

Indicate if this is an amended statement by checking here

AMENDED STATEMENT ☐

*
Refer to Schedule VI for a listing of Debtors by Case Number

**
All amounts herein are preliminary and subject to revision. The Debtors reserve all rights to revise this report.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
UNAUDITED CONSOLIDATED BALANCE SHEET
(Dollars in thousands, except per share amounts)

July 31, 2004
ASSETS:
Cash and cash equivalents	$204,932
Restricted cash	37,656
Subscriber receivables — net	216,969
Prepaid expenses	50,493
Investments	21,696
Intercompany receivables	27,712,843
Related party receivables	1,769,339
Property, plant and equipment — net	6,961,092
Intangible assets — net	15,341,114
Other assets — net	439,033

Total assets	$52,755,167

LIABILITIES AND STOCKHOLDERS' EQUITY:
Accounts payable	$82,594
Subscriber advance payments and deposits	121,615
Accrued interest and other liabilities	421,440
Intercompany payables	666,603
Related party payables	162,681
Parent and subsidiary debt	564,089
Deferred income taxes	2,004,746

4,023,768

Liabilities subject to compromise:
Parent and subsidiary debt	13,421,601
Parent and subsidiary debt under co-borrowing credit facilities attributable to Rigas family entities	2,846,156

16,267,757
Accounts payable	889,592
Accrued interest and other liabilities	519,644
Intercompany payables	27,012,249
Related party payables	1,233,606
Cumulative redeemable exchangeable preferred stock	148,794

Total liabilities subject to compromise	46,071,642

Total liabilities	50,095,410

Minority interests	538,284

Stockholders' equity:
Convertible preferred stock	397
Class A and Class B common stock, $.01 par value, 1,500,000,000 shared authorized, 254,842,636 shares issued and outstanding	2,548
Additional paid-in capital	9,458,327
Accumulated other comprehensive loss	(6,750)
Accumulated deficit	(4,337,492)
Treasury stock, at cost	(149,401)

4,967,629
Amounts due from Rigas family entities under co-borrowing credit facilities	(2,846,156)

Total stockholders' equity	2,121,473

Total liabilities and stockholders' equity	$52,755,167

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)

	Month Ended July 31, 2004	Twenty-five Months Ended July 31, 2004
Revenue	$327,205	$7,448,564
Cost and expenses:
Direct operating and programming	202,827	4,794,015
Selling, general and administrative	29,716	499,482
Depreciation and amortization	84,487	1,928,599
Impairment of long-lived and other assets	—	72,134
Non-recurring professional fees	7,006	134,676

Operating income before reorganization expenses due to bankruptcy	3,169	19,658
Reorganization expenses due to bankruptcy	7,313	181,811

Operating loss	(4,144)	(162,153)

Other income (expense):
Interest expense	(33,473)	(840,367)
Equity in losses of affiliates — net	(132)	(108,584)
Minority interest in losses of subsidiaries — net	975	22,573
Other-than-temporary impairment of investments and other assets	—	(72,909)
Other	337	27,523

	(32,293)	(971,764)

Net loss from continuing operations before income taxes	(36,437)	(1,133,917)
Income tax benefit	—	35

Net loss from continuing operations	(36,437)	(1,133,882)
Discontinued operations	—	(46,139)

Net loss applicable to common stockholders	$(36,437)	$(1,180,021)

Net loss per weighted average share outstanding — basic and diluted	$(0.14)	$(4.65)

Weighted average shares outstanding (in thousands) — basic and diluted	253,748	253,748

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Month Ended July 31, 2004	Twenty-five Months Ended July 31, 2004
Cash flows from operating activities:
Net loss	$(36,437)	$(1,180,021)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	84,487	1,928,599
Amortization of bank financing costs	166	43,527
Impairment of long-lived and other assets	—	72,134
Other-than-temporary impairment of investments and other assets	—	72,909
Minority interest in losses of subsidiaries — net	(975)	(22,573)
Equity in losses of affiliates, net	132	108,584
Gain on sale of assets — net	—	(8,642)
Depreciation, amortization and other non-cash items from discontinued operations	—	46,366
Other non-cash items	—	3,856
Reorganization expenses due to bankruptcy	7,313	181,811
Non-recurring professional fees, net of amounts paid	624	33,794
Change in assets and liabilities:
Subscriber receivables — net	(5,805)	(16,155)
Prepaid expenses — net	4,493	3,421
Other assets — net	605	(59,296)
Accounts payable	(34,735)	(20,327)
Subscriber advance payments and deposits	13,278	43,783
Accrued interest and other liabilities	12,160	263,070
Liabilities subject to compromise	—	(106,117)
Intercompany receivables and payables — net	1,279	(20,841)

Net cash provided by operating activities before payment of reorganization expenses	46,585	1,367,882
Reorganization expenses paid during the period	(4,592)	(146,938)

Net cash provided by operating activities	41,993	1,220,944

Cash flows from investing activities:
Expenditures for property, plant and equipment	(61,085)	(1,564,463)
Cash paid for acquisitions	—	(2,890)
Changes in restricted cash	(104)	(36,274)
Proceeds on asset sales	—	9,718
Investment distributions and contributions — net	—	(2,697)
Related party receivables and payables — net	1,003	27,155

Net cash used in investing activities	(60,186)	(1,569,451)

Cash flows from financing activities:
Proceeds from debt	38,000	578,572
Payments of debt	(4,635)	(104,452)
Payment of bank financing costs	(12,417)	(63,066)

Net cash provided by financing activities	20,948	411,054

Change in cash and cash equivalents	2,755	62,547
Cash and cash equivalents, beginning of period	202,177	142,385

Cash and cash equivalents, end of period	$204,932	$204,932

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

1.     Organization, Business and Proceedings under Chapter 11

        Adelphia Communications Corporation and its subsidiaries ("Adelphia" or the "Company") owns, operates and manages cable television systems and other related businesses. Adelphia's operations primarily consist of providing analog and digital cable services, high-speed Internet access and other advanced services over Adelphia's cable networks. These services are generally provided to residential customers. Cable systems operated by Adelphia are located in 30 states and Puerto Rico, with large clusters in Los Angeles, Western Pennsylvania, Ohio, Western New York, New England, Florida, Virginia and Colorado Springs.

        Solely for the purposes of the accompanying unaudited consolidated financial statements, the accounts of Adelphia, including its majority-owned subsidiaries and subsidiaries that are at least 50% owned and controlled by Adelphia, are included with the exception of those subsidiaries/entities (the "Non-Filing Entities") who did not file voluntary petitions under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") and Century-ML Cable Venture ("CMLCV"), a joint venture of which Adelphia is the managing partner and whose bankruptcy filing is administered separately. The Non-Filing Entities as of July 31, 2004 include Palm Beach Group Cable, Inc., Palm Beach Group Cable Joint Venture, Century-ML Cable Corporation, Praxis Capital Ventures, L.P., St. Marys Television, Inc. ("St. Marys"), Adelphia Brasil, Ltda, STV Communications and Main Security Surveillance, Inc. As of and for the month ended July 31, 2004, the Non-Filing Entities were not significant to the consolidated results of operations, financial position, or cash flows of the filing entities. The accompanying unaudited consolidated financial statements do not include any entities owned and/or controlled by John J. Rigas or his family (the "Rigas Family" or "Rigas Entities").

Bankruptcy Proceedings

        On June 25, 2002, Adelphia and all of its wholly-owned subsidiaries (excluding Century Communications Corporation ("Century") which filed on June 10, 2002) (all filing entities, including Century, herein known as the "Debtors" or "Filing Entities"), except for the Non-Filing Entities and CMLCV which filed on September 30, 2002 (see Note 18), filed voluntary petitions to reorganize under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). The Debtors are operating their business as debtors-in-possession under Chapter 11. On July 11, 2002, the Office of the United States Trustee for the Southern District of New York (the "U.S. Trustee") appointed a statutory committee of unsecured creditors (the "Creditors' Committee"). In addition, on July 31, 2002, the U.S. Trustee appointed a statutory committee of equity holders (the "Equity Committee" and collectively with the Creditors' Committee, the "Committees"). The Committees have the right to, among other things, review and object to certain business transactions and may participate in the formulation of the Company's long-term business plan and plan of reorganization. The Company has received several extensions from the Bankruptcy Court of the period within which to file a plan of reorganization (the "Exclusive Period") and solicit acceptances thereof (the "Solicitation Period"), with the latest extension of the Exclusive Period and the Solicitation Period being through February 17, 2004 and April 20, 2004, respectively. On February 9, 2004, the Debtors filed a motion requesting an additional extension of the Exclusive Period and Solicitation Period to April 17, 2004 and June 19, 2004, respectively. On February 5, 2004, the Equity Committee filed a motion to terminate the Debtors' Exclusive Period and Solicitation Period. On February 17, 2004, the Rigas Family filed a motion to terminate the Debtors' Exclusive Period and Solicitation Period. Other objections have been filed to the Debtors' extension motion by parties in interest in these cases, including by the agents for the pre-petition lenders and certain creditors. Bridge orders were entered by the Bankruptcy Court extending the Exclusive Period and Solicitation Period until the hearing on the motions is held and a determination by the Bankruptcy Court is made. A hearing on all of these motions has been adjourned, due to the exploration of the sales process discussed below, to a date to be determined by the Bankruptcy Court. Until such hearing, the Exclusive Period and the Solicitation Period are continuing.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

        On February 25, 2004, the Debtors filed their proposed joint plan of reorganization (the "Plan") and related draft disclosure statement with the Bankruptcy Court. In addition, on February 25, 2004, the Company announced that it executed a commitment letter and certain related documents pursuant to which, and subject to the terms and conditions set forth therein, four financial institutions committed to provide to the Debtors up to $8.8 billion in exit financing, which amounts will be used by the Debtors to make the cash payments contemplated by the Debtors' proposed plan of reorganization and to pay transaction costs associated with the reorganization of the Debtors. The commitment letter and the related documents were amended on several occasions during the first and second quarters of 2004 to give effect to certain developments in the bankruptcy cases of the Debtors, including in response to the April 22, 2004 announcement by the Debtors of their intention to pursue a possible sale of their equity or assets.

        The proposed exit financing facilities are comprised of (i) $5,500,000 of senior secured credit facilities, which includes $4,750,000 of term loans and a $750,000 revolving credit line, and (ii) a $3,300,000 unsecured bridge facility. The revolving credit line would generally not be used on the closing date to finance the cash payments to be made under the Debtors' proposed plan of reorganization or to pay transaction costs associated with the reorganization of the Debtors. Rather, the revolving credit line would be used following the completion of the Debtors' reorganization to fund the working capital requirements of the Debtors. The aggregate commitment of the exit lenders under the terms of the exit financing commitment is subject to reduction under certain circumstances, which are described in the commitment letter, as amended. In addition, the Company has the right to terminate the commitment of the exit lenders after the execution of a definitive sale agreement that has been approved by Adelphia's board of directors providing for the sale of all or substantially all of the assets of the Debtors or all or substantially all of the equity of Adelphia. The obligation of the exit lenders to fund the exit financing facilities is subject to certain conditions which are enumerated in the commitment letter and the attachments thereto, each as amended. No assurance can be given that such conditions will be satisfied.

        On June 30, 2004, and after the Debtors and the exit lenders agreed on certain modifications to the terms of the exit financing commitment, the Bankruptcy Court entered a final order approving the exit financing commitment. Following the Bankruptcy Court's definitive approval of the exit financing commitment, the Company paid the exit lenders a nonrefundable fee of $10,000 and reimbursed the exit lenders for certain expenses they had incurred through the date of such approval, including certain legal expenses incurred by them through such date. Additional fees will be payable by the Company under the terms of the exit financing commitment irrespective of whether the exit financing facilities are utilized. Certain other fees will only become payable if the exit financing facilities are funded.

        The Debtors are not soliciting acceptances of the Plan at this time, and any such solicitation will be made only after the disclosure statement relating to the Plan has been approved by the Bankruptcy Court. In order to successfully emerge from bankruptcy, the Debtors must, among other things: (1) obtain an order of the Bankruptcy Court approving the disclosure statement as containing "adequate information", (2) solicit the approval of the Plan from the holders of claims against and equity interests in each class that are impaired and not deemed to have rejected the Plan, (3) obtain an order from the Bankruptcy Court confirming the Plan and (4) consummate the Plan. No date for a hearing on the disclosure statement has been scheduled at this time. In order to obtain a confirmation order, the Bankruptcy Court will have to find, among other things, that each class of impaired claims or equity interests has either accepted the Plan or the Plan meets the requirements of the Bankruptcy Code to force the non-accepting class or classes to accept the Plan. In addition, the Bankruptcy Court must find that the Plan meets certain other requirements specified in the Bankruptcy Code. Confirmation of the Plan would resolve, among other things, the Debtors' pre-petition obligations, determine the revised capital structure of the newly reorganized Debtors and provide for their corporate governance following emergence from bankruptcy. There can be no assurance that the Bankruptcy Court will find that the Plan satisfies all requirements necessary for confirmation by the Bankruptcy Court. There also can be no assurance that modifications to the Plan will not be required for confirmation or that such modifications would not necessitate the resolicitation of votes of holders of claims and equity interests. In addition, if the Plan is rejected by certain classes of claims or equity interests, the Bankruptcy Court may determine not to confirm it. The Debtors believe that there is substantial opposition from many of the Debtors' constituents to the terms of the Plan as filed on February 25, 2004. The Debtors are in the process of amending the Plan to address certain of the issues raised by

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

certain constituents. While the Plan proposes, among other things, the reorganization of the Debtors and claims against them, it does not address the reorganization of CMLCV.

        On April 22, 2004, the Debtors announced that they will explore a possible sale of the Company as one alternative to a plan for an independent company upon emergence from bankruptcy. The Debtors intend to determine whether a sale will deliver greater value to the Debtors' constituencies than the value proposed by the Plan. While the Debtors will explore a possible sale, the Debtors also intend to continue to pursue a plan for an independent company upon emergence from bankruptcy. The Debtors intend to pursue the course of action that is in the best interests of the Debtors' constituents. On July 14, 2004, the Company announced that it had engaged UBS Investment Bank and Allen & Company LLC as financial advisors and Sullivan & Cromwell LLP as legal advisors in connection with a possible sale of the Company, subject to approval by the Bankruptcy Court.

        In order to motivate existing employees and stave off attrition that likely would result from a dual path emergence strategy, the Debtors, after consultation with their executive compensation consultants, filed a motion with the Bankruptcy Court on June 24, 2004 seeking to amend and supplement the existing compensation and retention programs that were approved in the Spring of 2003 (the "KERP Motion"). The KERP Motion seeks approval of (1) an amended performance retention plan; (2) an amended severance plan; (3) amended forms of employment agreements for senior managers; and (4) a key employee continuity program. Various objections have been filed to such motion. A hearing on the motion is scheduled for August 24, 2004.

Bankruptcy Costs and Fees

        In connection with the effectiveness of a plan or plans of reorganization, the Company will incur certain costs and fees (in addition to any costs or fees associated with the proposed exit financing facilities). Certain of these costs and fees will be due once the plan of reorganization is approved by the Bankruptcy Court and include cure costs and success fees. The Company is currently aware of certain success fees that potentially could be paid to representatives of the Company and the Committees upon the Company's emergence from bankruptcy. Currently, these success fees are estimated to be between $27,000 to $31,500. As no plan or plans of reorganization have been confirmed by the Bankruptcy Court, no accrual for such amounts has been recorded in the accompanying unaudited consolidated financial statements

Basis of Presentation

        Until a plan or plans of reorganization is confirmed by the Bankruptcy Court, the unaudited consolidated financial statements of the Company have been prepared using guidance prescribed by the American Institute of Certified Public Accountants' ("AICPA") Statement of Position 90-7 "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7") and generally accepted accounting principles in the United States of America ("GAAP"). These unaudited consolidated financial statements are not intended to present fairly the financial position of the Company as of July 31, 2004, or the results of its operations or its cash flows for the one and twenty-five month periods ended July 31, 2004 in conformity with GAAP because the accompanying unaudited consolidated financial statements exclude the financial position, results of operations and cash flows of the Non-Filing Entities and CMLCV. Furthermore, the accompanying unaudited consolidated financial statements do not include all of the information and footnote disclosures required by GAAP for complete financial statements.

        The accompanying unaudited consolidated financial statements of the Company have been prepared on a going concern basis, which assumes the realization of assets and the payment of liabilities in the ordinary course of business, and do not reflect any adjustments that might result if the Company is unable to continue as a going concern. As a result of the reorganization proceedings under Chapter 11 of the Bankruptcy Code, the Company may take, or may be required to take, actions which may cause assets to be realized, or liabilities to be liquidated, for amounts other than those reflected in the accompanying unaudited consolidated financial statements. SOP 90-7 requires that pre-petition liabilities that are subject to compromise be segregated in the unaudited consolidated balance sheet as liabilities subject to compromise and that revenue, expenses, realized gains and losses, and provisions for losses resulting directly from the reorganization due to the bankruptcy be reported separately as reorganization expenses in

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

the unaudited consolidated statements of operations. See Note 5 to these unaudited consolidated financial statements for further discussion.

        As a result of the Company's recurring losses, the Chapter 11 filing and circumstances relating to these events (including the Company's debt structure), actions taken by Rigas management and current economic conditions, realization of assets and liquidation of liabilities are subject to significant uncertainty. In order to provide liquidity through June 2004, the Company entered into an Amended and Restated Credit and Guaranty Agreement dated as of August 26, 2002, as amended, with a group of lenders led by JP Morgan Securities Inc. and Citigroup Global Markets Inc. as Co-Lead Arrangers (the "DIP Lenders"), for a Debtor-in-Possession Credit Facility (the "DIP Facility"). On May 6, 2004, the Bankruptcy Court entered an order authorizing and approving a form of Second Amended and Restated Credit and Guaranty Agreement (the "Extended DIP Facility") and a related commitment letter and fee letter, each dated April 16, 2004, and the payment of related fees and expenses. On May 10, 2004, the Company closed on the Extended DIP Facility, which replaced and superceded the DIP Facility. Certain terms of the Extended DIP Facility are more fully described in Note 2 below. The Company believes that cash flows from operations, along with the financing provided through the Extended DIP Facility, should allow the Company to continue as a going concern; however, there can be no assurance of this. The Company's ability to continue as a going concern is also dependent upon its ability to maintain compliance with covenants under the Extended DIP Facility and the ability to generate sufficient cash flow from operations and financing sources to meet its obligations as they become due.

        In the event a Chapter 11 plan or plans of reorganization is confirmed by the Bankruptcy Court and becomes effective, continuation of the Company's business thereafter will be dependent on the Company's ability to achieve positive operating results and maintain satisfactory capital and liquidity. Until a plan or plans of reorganization is confirmed by the Bankruptcy Court and becomes effective, there can be no assurance that the Company will emerge from these bankruptcy proceedings. Furthermore, the effect on the Company's business from the terms and conditions of such a plan or plans of reorganization cannot be determined at this time and, therefore, also raises substantial doubt regarding the Company's ability to continue as a going concern.

        The accompanying unaudited consolidated financial statements have been derived from the books and records of the Company. However, certain financial information has not been subject to procedures that would typically be applied to financial information presented in accordance with GAAP. Upon the application of such procedures (e.g., tests for asset impairment), the Company believes that the financial information of the Debtors will change, and these changes will be material. The Company's intangible assets primarily consist of purchased franchises and goodwill that resulted from the allocation of the purchase price of previously acquired cable systems. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets", the Company discontinued amortizing its purchased franchise and goodwill intangibles as of January 1, 2002. SFAS No. 142 requires annual testing for impairment of goodwill and indefinite-lived intangible assets (e.g., purchased franchise intangibles), or more frequently as warranted by events or changes in circumstances. At this time, the Company has not completed its impairment test of its purchased franchise and goodwill intangible assets. Any adjustment as a result of an analysis performed in accordance with SFAS No. 142, may have a material impact on the Company's financial statements. Additionally, the Company has not completed its adoption of SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", which addresses the financial accounting and reporting for the impairment of long-lived assets and long-lived assets to be disposed of. Once the Company has completed its adoption of SFAS No. 144, an adjustment to the financial statements may be required and this adjustment may be material to the financial statements. Furthermore, the Company disclosed in its Current Report on Form 8-K, dated June 10, 2002, that it believes that certain financial information reported by Rigas management was unreliable. As such, the books and records of the Company from which the accompanying unaudited consolidated financial statements of the Debtors are derived may not accurately reflect the financial condition, results of operations and cash flows of the Debtors.

        The Company is reviewing its books and records and other information on an on-going basis to determine whether the accompanying unaudited consolidated financial statements of the Debtors should be supplemented or otherwise amended. The Company reserves the right to file, at any time, such

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

supplements or amendments to these accompanying unaudited consolidated financial statements. The accompanying unaudited consolidated financial statements should not be considered an admission regarding any of the Debtors' income, expenditures or general financial condition, but rather, a current compilation of the Debtors' books and records. The Company does not make, and specifically disclaims, any representation or warranty as to the completeness or accuracy of the information set forth herein.

        All significant intercompany accounts have been presented gross for purposes of these unaudited consolidated financial statements and accordingly, have not been eliminated in consolidation. GAAP would require that these intercompany balances be eliminated in consolidation. See Note 8 to these unaudited consolidated financial statements for further discussion.

        As previously stated, certain footnote disclosures normally included in unaudited consolidated financial statements prepared in accordance with GAAP have been condensed or omitted. In the opinion of management, all disclosures considered necessary for an informative presentation have been included herein. As further discussed in Dismissal of Former Independent Public Accountants/New Management below, PricewaterhouseCoopers, LLP ("PwC"), the Company's independent auditors, has not completed its audit as of and for the years ended December 31, 2003, 2002 and 2001 or its re-audits as of and for the years ended December 31, 2000 and 1999.

Discontinued Operations

        As more fully described in Note 17, in April 2004, the Company transferred the economic risks and benefits of certain assets which provide competitive local exchange carrier ("CLEC") telecommunication services. Accordingly, the Company presented such CLEC assets as discontinued operations in April 2004.

Change in Useful Life

        In March 2004, effective January 1, 2004, the Company changed the useful life used to calculate the depreciation of converter boxes from five years to four years due to the introduction of advanced set-top boxes which provide high definition and digital video recording capabilities.

Reclassification

        Certain amounts for the twenty-five months ended July 31, 2004 have been reclassified to conform with the July 31, 2004 monthly presentation.

        In accordance with SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity," the Company has reclassified "Cumulative redeemable exchangeable preferred stock" as a liability in the accompanying unaudited consolidated balance sheet.

Dismissal of Former Independent Public Accountants/New Management

        As disclosed in its Current Report on Form 8-K filed on June 14, 2002, as amended, the Company, on June 9, 2002, dismissed Deloitte & Touche LLP ("Deloitte"), its former independent public accountants. As a result of actions taken by management of the Company during the time that members of the Rigas Family held all of the senior management positions ("Rigas Management"), the Company has not yet completed its financial statements as of and for the years ended December 31, 2003, 2002 and 2001 or received its independent auditor's report thereon. In addition, the Company has not filed with the Securities and Exchange Commission ("SEC") its Annual Reports on Form 10-K as of and for the years ended December 31, 2003, 2002 and 2001. Furthermore, the Company has not timely filed its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2004, March 31, 2004, September 30, 2003, June 30, 2003, March 31, 2003, September 30, 2002, June 30, 2002 and March 31, 2002. As of the date Deloitte was dismissed as the Company's independent accountants, Deloitte had not completed its audit or issued its independent auditors' report with respect to the Company's financial statements as of and for the year ended December 31, 2001. In addition, Deloitte withdrew the audit reports it had issued with respect to the financial statements of the Company and its subsidiaries. The Company is performing a review of its historical books and records, accounting policies and practices and financial statements to determine whether its books and records and financial statements need to be adjusted in light of the actions taken by

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

management of the Company during the time that the Rigas Family held director and officer positions at the Company. Adelphia's current management is actively engaged in preparing restated financial statements for 2000 and 1999 and preparing financial statements for 2003, 2002 and 2001. In addition, PwC is preparing the audits for the years ended December 31, 2003, 2002 and 2001 and re-audits for the years ended December 31, 2000 and 1999. See Note 3 to these unaudited consolidated financial statements for further information.

        On November 6, 2002, the Company filed a lawsuit against Deloitte charging them with, among other matters, professional negligence, breach of contract, fraud and wrongful conduct. The Company is seeking compensation for all injury from Deloitte's conduct, as well as punitive damages. Deloitte filed preliminary objections to the complaint. On June 11, 2003, the Bankruptcy Court denied Deloitte's preliminary objections in their entirety. On September 15, 2003, Deloitte filed an answer and counterclaims with respect to the Company's complaint and also asserted claims against the Rigas Family. On January 9, 2004, the Company filed an answer to Deloitte's counterclaims and also served discovery requests on Deloitte, including (i) Adelphia's First Set of Document Requests and (ii) a Notice of Deposition of Deloitte's Corporate Designee. Deloitte moved to stay discovery in this action until completion of the U.S. Department of Justice's investigation of certain members of the Rigas Family and certain alleged co-conspirators, which Adelphia opposed. Discovery in the action has commenced.

        Effective March 18, 2003, the Company appointed William Schleyer to serve as its new Chief Executive Officer and Ronald Cooper to serve as its new President and Chief Operating Officer. The new Chief Executive Officer replaced the interim Chief Executive Officer, who, along with other new members of management, took control of the Company in May 2002. The Company's employment of Messrs. Schleyer and Cooper was approved by the Bankruptcy Court by orders dated March 4, 2003 and March 7, 2003, respectively. Mr. Schleyer's employment agreement provides that he will be permitted to use the Company's aircraft in accordance with the corporate aircraft policy approved by the Board of Directors, and prohibits personal use of the aircraft. In October 2003, the Board of Directors approved an aircraft policy that provides, among other things, that reimbursed commuting under a timeshare arrangement does not constitute personal use of the aircraft if significant advantages to the Company in terms of time, money, security or productivity may be realized.

2.     Debt and Other Obligations

        Due to the commencement of the Chapter 11 filings and the Company's failure to comply with certain financial covenants, the Company is in default on substantially all of its pre-petition debt obligations. Except as otherwise may be determined by the Bankruptcy Court, the stay protection afforded by the Chapter 11 filings prevents any action from being taken with regard to any of the defaults under the pre-petition debt obligations. All of the pre-petition obligations are classified as liabilities subject to compromise in the accompanying consolidated balance sheet as of July 31, 2004. See Note 4 to these unaudited consolidated financial statements for further information.

Extended DIP Facility

        In connection with the Chapter 11 filings, the Company entered into the $1,500,000 DIP Facility. On May 6, 2004, the Bankruptcy Court entered an order approving the $1,000,000 Extended DIP Facility and on May 10, 2004, the Company closed on the Extended DIP Facility. The Extended DIP Facility superceded and replaced in its entirety the DIP Facility. The Extended DIP Facility matures on the earlier of March 31, 2005 or upon the occurrence of certain other events, including, with respect to each designated subsidiary borrowing group, the effective date of a reorganization plan of the loan parties in such designated subsidiary borrowing group that is confirmed pursuant to an order of the Bankruptcy Court. Upon the closing of the Extended DIP Facility, the Company borrowed an aggregate of approximately $390,750 under the Extended DIP Facility and used all such proceeds to repay all of the then outstanding principal, accrued interest and certain related fees and expenses under the DIP Facility. The proceeds from borrowings under the Extended DIP Facility can be used for general corporate purposes and investments, as defined in the Extended DIP Facility. The Extended DIP Facility is secured with a first priority lien on all of Adelphia's unencumbered assets, a priming first priority lien on all its assets securing its pre-petition bank debt, and a junior lien on all other assets subject to valid pre-existing liens. The Extended DIP Facility consists of an $800,000 revolving credit facility (the "Tranche A Loan") and a

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

$200,000 loan (the "Tranche B Loan"). Loans under the Extended DIP Facility bear interest at the Alternate Base Rate (greatest of the Prime Rate, the Base CD Rate plus 1% or the Federal Funds Effective Rate plus .5%) plus 1.5% or the Adjusted LIBOR Rate, as defined in the Extended DIP Facility, plus 2.5%.

        The Extended DIP Facility contains certain restrictive covenants, which include limitations on the ability of the loan parties to (i) incur additional guarantees, liens and indebtedness, (ii) sell or otherwise dispose of certain assets and (iii) pay dividends or make other distributions, loans or payments to Adelphia or to other loan parties who do not belong to the same designated subsidiary borrowing group. The Extended DIP Facility also requires compliance with certain financial covenants with respect to operating results and capital expenditures. These financial covenants became effective for periods beginning May 1, 2003.

        On June 29, 2004 and July 30, 2004, certain loan parties made mandatory prepayments of principal on the Extended DIP Facility in connection with the consummation of certain asset sales. As a result, the total commitment for the entire Extended DIP Facility was reduced to $996,425, with the total commitment of the Tranche A Loan being reduced to $796,822 and the total commitment of the Tranche B Loan being reduced to $199,603. As of July 31, 2004, $328,572 under the Tranche A Loan has been drawn and letters of credit totaling $114,587 have been issued under the Tranche A Loan, leaving availability of $353,663 under the Tranche A Loan. Furthermore, as of July 31, 2004, $199,603 under the Tranche B Loan has been drawn.

        The foregoing summary of certain material terms and the Extended DIP Facility do not represent a complete summary of all of the material terms and conditions of the Extended DIP Facility. For additional information, please refer to the Extended DIP Facility, a copy of which was filed as an exhibit to the Company's Current Report on Form 8-K on May 12, 2004.

Co-Borrowing Credit Facilities

        As disclosed in the Company's Current Report on Form 8-K filed on May 24, 2002, various subsidiaries of the Company entered into co-borrowing credit facilities with certain entities owned by the Rigas Family. Historically, the Company's financial statements reported borrowings attributable only to the Company under such co-borrowing credit facilities and provided footnote disclosure as to the total amount of borrowings permitted under such facilities without disclosing the amount of borrowings attributable to entities owned by the Rigas Family. As a result, the entire amount of indebtedness for which the Company's affiliates could be liable under the co-borrowing credit facilities was not reflected as indebtedness on the Company's historical financial statements.

        As discussed in Note 1, at this time, PwC has not completed its audits of the Company's financial statements as of and for the years ended December 31, 2003, 2002 and 2001 and the Company is engaged in preparing restated financial statements as of and for the years ended December 31, 2000 and 1999. As disclosed in its Current Reports on Form 8-K filed on May 24 and June 10, 2002, after initial discussions with the SEC in early May 2002, the Company announced on May 24, 2002 that it had tentatively concluded that it would increase the Company's indebtedness to reflect the full amount of borrowings by entities owned by the Rigas Family for which subsidiaries of the Company are jointly and severally liable. Accordingly, the accompanying unaudited consolidated financial statements reflect an increase of $2,846,156 of such indebtedness of parent and subsidiary debt in liabilities subject to compromise with a corresponding receivable from such Rigas Entities reflected as a reduction in stockholders' equity. Since consultations are continuing with the SEC and PwC, and PwC has not yet completed its audit of the Company's financial statements, the accounting treatment for the increase in parent and subsidiary debt and the reduction in stockholders' equity for the corresponding receivable reflected in the accompanying unaudited financial statements has yet to be finalized. The final accounting treatment may result in a materially different treatment from that presented herein.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

        On July 6, 2003, the Creditors' Committee filed an adversary proceeding against the Debtors' Pre-Petition Agents and Pre-Petition Secured Lenders (collectively, the "Defendants") on behalf of the Debtors and their estates seeking, among other things, to: (i) recover as fraudulent transfers the principal and interest paid by the Debtors to the Defendants; (ii) avoid as a fraudulent transfer the Debtors' obligation, if any, to repay the Defendants; (iii) recover damages for breaches of fiduciary duties to the Debtors and for aiding and abetting fraud and breaches of fiduciary duties by the Rigas Family; (iv) equitably disallow, subordinate or re-characterize each of the Defendants' claims in the Debtors' bankruptcy proceedings; (v) avoid and recover certain preferential transfers made to certain of the Defendants; and (vi) recover damages for violations of the Bank Holding Company Act. On July 29, 2003, the Bankruptcy Court entered a Stipulation and Order Regarding (a) the Creditors' Committee's Motion for Leave to Prosecute Claims and Causes of Action Against the Defendants, (b) the Equity Committee's Motion to Intervene in the Adversary Proceeding and (c) the Pre-Petition Agents' Responses in Opposition to the Motion of the Creditors' Committee and the Equity Committee and Alternative Motions to Dismiss the Creditors' Committee's Complaint. On July 31, 2003, the Equity Committee filed a motion seeking authority to file additional claims against the Pre-Petition Lenders. By decision and order of the Bankruptcy Court, on August 5, 2003, the Bankruptcy Court determined that the Creditors' Committee had met the applicable legal standards to assert claims on behalf of the Debtors. On or about October 3, 2003, certain of the Defendants filed objections to the Creditors' Committee's motion seeking standing to pursue the adversary proceeding filed against the Defendants. On or about January 13, 2004, the Creditors' Committee filed its memorandum of law in opposition to objections to standing and motions to dismiss. On or about June 4, 2004, the Pre-Petition Agents filed oppositions to the Equity Committee's Motion to Intervene. A hearing on the Motion has not been scheduled yet.

        In late March and early April 2004, each of the Debtors' Pre-Petition Agents filed adversary proceedings against the Debtors, seeking, among other things, a judicial determination of certain of their rights purusant to their respective credit agreements. The Debtors have not responded yet to any of these actions.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

  Parent and Subsidiary Debt

        The following information is an update of certain disclosures relating to the book value of the Company's debt, as reflected on its books and records, included in Note 4 to Adelphia's consolidated financial statements contained in the Annual Report on Form 10-K as of and for the year ended December 31, 2000. The book value of such indebtedness does not necessarily reflect the amount of the claim of the holders' of such indebtedness in the Company's bankruptcy proceeding.

July 31, 2004
Parent Debt:
9 1/4% Senior Notes due 2002	$325,000
8 1/8% Senior Notes due 2003	149,817
10 1/2% Senior Notes due 2004	150,000
7 1/2% Senior Notes due 2004	100,000
10 1/4% Senior Notes due 2006	487,698
9 7/8% Senior Notes due 2007	348,417
8 3/8% Senior Notes due 2008	299,438
7 3/4% Senior Notes due 2009	300,000
7 7/8% Senior Notes due 2009	350,000
9 3/8% Senior Notes due 2009	497,048
10 7/8% Senior Notes due 2010	745,316
10 1/4% Senior Notes due 2011	1,000,000
6% Convertible Subordinated Notes due 2006	1,024,924
3 1/4% Convertible Subordinated Notes due 2021	978,253
9 7/8% Senior Debentures due 2005	129,286
9 1/2% Pay-In-Kind Notes due 2004	31,847

Total parent debt	$6,917,044

Subsidiary Debt:
Notes to banks	$3,970,532
Extended DIP Facility	528,176
10 5/8% Senior Notes of Olympus due 2006	202,243
11% Senior Subordinated Notes of FrontierVision Due 2006	207,953
11 7/8% Senior Discount Notes Series A of FrontierVision due 2007	244,639
11 7/8% Senior Discount Notes Series B of FrontierVision due 2007	89,953
Zero Coupon Senior Discount Notes of Arahova due 2003	412,601
9 1/2% Senior Notes of Arahova due 2005	250,590
8 7/8% Senior Notes of Arahova due 2007	245,371
8 3/4% Senior Notes of Arahova due 2007	219,168
8 3/8% Senior Notes of Arahova due 2007	96,046
8 3/8% Senior Notes of Arahova due 2017	94,924
Senior Discount Notes of Arahova due 2008	348,086
Other subsidiary debt and capital leases	158,364

Total subsidiary debt	$7,068,646

Total parent and subsidiary debt, exclusive of co-borrowing credit facilities	13,985,690
Debt under co-borrowing credit facilities attributable to Rigas Entities	2,846,156

$16,831,846

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

        In connection with the Company's ongoing review of its books and records and other information, an adjustment was made for liabilities subject to compromise regarding classification of leases. For purposes of this report only, leases which are being paid on a current basis, have not been treated as liabilities subject to compromise.

        Total parent and subsidiary debt, exclusive of debt under co-borrowing credit facilities attributable to Rigas Entities, of $13,985,690 consists of liabilities subject to compromise of $13,421,601, bank financing under the Extended DIP Facility of $528,176 and capital leases of $35,913.

Weighted average interest rate payable by subsidiaries under credit agreements with banks	4.94%

        On December 29, 2003, certain holders of prepetition convertible subordinated debt issued by Adelphia Communications Corporation ("ACC") and the Bank of New York, as trustee with respect to such debt, filed a lawsuit (the "X-Clause Litigation") against ACC seeking, among other things, a declaratory judgment stating that under the provisions of the applicable indentures, such holders are entitled to receive and retain their pro rata portion of payment on their claims to the extent that distributions are made to ACC's senior note holders in the form of Common Stock under any plan proposed in the chapter 11 cases. By order dated April 13, 2004, the Bankruptcy Court dismissed the X-Clause Litigation, without prejudice, because the issue presented was not ripe for decision.

Interest Expense

        Interest expense totaled $33,473 and $840,367 for the one and twenty-five month periods ended July 31, 2004, respectively, of which $13,294 and $326,975 is attributable to the Rigas Entities under co-borrowing credit facilities. In accordance with SOP 90-7, interest expense is reported only to the extent that it will be paid during Chapter 11 proceedings or will be allowed on a secured or unsecured claim. Had the Company not filed voluntary petitions under Chapter 11 of the Bankruptcy Code, the amount of interest expense that would have been reported in the unaudited consolidated statement of operations, for the one and twenty-five month periods ended July 31, 2004 is $95,096 and $2,385,305, respectively.

Other

        By order dated August 7, 2003, the Bankruptcy Court ordered that the Rigas Family could cause the Rigas Entities to pay on their behalf certain defense costs, not to exceed $15,000 in the aggregate. The order does not require any Debtor to advance funds of any Debtor's estate for such defense costs. Adelphia and the Creditors' Committee both appealed the order. The United States District Court for the Southern District of New York temporarily stayed the order. On September 2, 2003, the Bankruptcy Court approved a stipulation and order (the "Rigas Stipulation") between the Debtors, the Rigas Family and certain other parties that allowed the Rigas Entities to advance up to $15,000 in defense costs to the Rigas Family, acknowledged that certain Rigas Entities were in default under certain co-borrowing credit facilities and delegated certain management rights to the Company with respect to the Rigas Entities. On February 18, 2004, the Bankruptcy Court approved the request of the Rigas Family for an additional $12,800 for criminal defense costs only (the "February 18 Rigas Order"). The Debtors and Creditors' Committee appealed the February 18 Rigas Order. The Debtors' motion for a stay of the Bankruptcy Court's order, pending appeal in the District Court, was denied by the District Court. A decision on the appeal has not been made. As of July 31, 2004, the Rigas Entities had advanced $27,800 to the Rigas Family for defense costs in accordance with the Rigas Stipulation and the February 18 Rigas Order.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

3.     Correction in Accounting Policies and Practices / Provision for Accounting Changes

        Effective January 1, 2003, the Company, as part of its ongoing review of its historical books and records and its financial statements, corrected certain of its erroneous accounting policies and practices for Property, Plant and Equipment ("PP&E") relating to the capitalization of labor, labor-related costs, certain overhead costs, and certain materials (collectively, "Capitalized Costs") used in the maintenance of its cable systems. The erroneous capitalization of costs that were corrected included, among other things, Capitalized Costs for service calls and normal, ongoing maintenance to cable systems. Some of the items that had been capitalized included system electrical power, converter repairs, equipment repairs and maintenance contracts. The Company believes that the corrections were necessary in order to be in compliance with GAAP. At the time the Company filed its current report on Form 8-K dated February 25, 2003, the Company was still evaluating Capitalized Costs related to installation activities and internal construction (collectively, "Capitalized Installation and Construction Activities"). In April 2003, the Company corrected its erroneous accounting policies and practices related to Capitalized Installation and Construction Activities and recorded an adjustment of approximately $15,000 in the April 2003 accounting month to correct for these errors for the months of January through March 2003. These errors included the incorrect capitalization of reconnect and disconnect activities, which are prohibited by GAAP, as well as the improper capitalization or overcapitalization of certain overhead costs. This adjustment had the effect of increasing expenses and reducing capital expenditures in April 2003.

        The Company has not restated previously filed Adelphia Monthly Operating Reports and has not completed its review and analysis of its new accounting policies and practices for PP&E relating to Capitalized Costs, including Capitalized Installation and Construction Activities, on the financial statements for the years ended December 31, 2003, 2002, 2001, 2000 and 1999. However, the Company has recorded total adjustments of $144,000 in 2002 for estimated corrections in accounting polices and practices, comprised of (i) a May 2002 adjustment expensing approximately $21,000 for certain costs erroneously capitalized under Rigas Management accounting policies and practices, (ii) a December 2002 adjustment expensing approximately $21,000 for certain costs erroneously capitalized under Rigas Management accounting policies and practices, and (iii) an estimated provision for accounting changes of $51,000 in June 2002 and $8,500 per month from July 2002 through December 2002.

        The Company estimates that the new accounting policies and practices relating to Capitalized Costs, including Capitalized Installation and Construction Activities, for PP&E will materially increase expenses and decrease capital expenditures as compared to the accounting policies and practices of the Company under Rigas Management. The impact of the new accounting policies and practices relating to Capitalized Costs, including Capitalized Installation and Construction Activities, for PP&E on the Company's results of operations will vary based upon levels of activities. Furthermore, the Company is currently unable to determine the impact on depreciation expense attributable to these corrections for any period since the adjustments to the historical costs of PP&E for 2003, 2002, 2001, 2000 and 1999 have not yet been finalized. The impact of these changes and any other further changes will likely be material.

        Additionally, management has not completed its overall review of the Company's historical books and records, accounting policies and practices and financial statements, and accordingly, the Company may record additional adjustments for corrections in erroneous accounting policies and practices in addition to those adjustments already recorded for PP&E, and such adjustments may be material. PwC has not completed its audit of the Company's books for any period and their audit could result in further adjustments to the Company's results of operations and those adjustments could be material.

4.     Liabilities Subject to Compromise

        As discussed in Note 1 to the accompanying unaudited consolidated financial statements, the Company has been operating as a debtor-in-possession under Chapter 11 of the Bankruptcy Code since June 25, 2002. The Company is authorized to operate its business in the ordinary course pursuant to Chapter 11 of the Bankruptcy Code.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

        Due to the commencement of the Chapter 11 cases and the Company's failure to comply with certain financial covenants, the Company is in default on substantially all of its pre-petition debt obligations. As a result of the Chapter 11 filing, all actions to collect the payment of pre-petition indebtedness are subject to compromise or other treatment under a plan or plans of reorganization. Generally, actions to enforce or otherwise effect payment of pre-Chapter 11 liabilities are stayed. However, as part of the first day orders and subsequent motions granted by the Bankruptcy Court, the Bankruptcy Court approved Adelphia's motions to pay certain pre-petition obligations including, but not limited to, employee wages, salaries, commissions, incentive compensation and other related benefits. The Company has been paying and intends to continue to pay undisputed post-petition claims in the ordinary course of business. In addition, the Company may assume or reject pre-petition executory contracts and unexpired leases with the approval of the Bankruptcy Court. Unless otherwise agreed to by the parties, the cost of curing any pre-petition executory contract or unexpired lease is borne by the Debtors. Any damages resulting from the rejection of executory contracts and unexpired leases are treated as general unsecured claims and will be classified as liabilities subject to compromise.

        By order dated October 24, 2003 (the "Bar Date Order"), the Bankruptcy Court established a bar date for filing proofs of claim against the Debtors' estates of the later of January 9, 2004 at 5:00 P.M. (Eastern Time) or 30 days after the date upon which the Debtors amend their respective Schedules of Liabilities or the Bankruptcy Court enters a rejection order. A bar date is the date by which proofs of claims must be filed if a claimant disagrees with how such claimant's claim appears on the Debtor's Schedules of Liabilities. The Company provided notice to all known claimants of the bar date and their need to file a proof of claim with the Bankruptcy Court. The aggregate amount of claims filed exceeds $3.2 trillion, but excludes any estimated amounts for unliquidated claims. The Debtors believe that many of these claims are duplicative, based upon contingencies that have not occurred, or otherwise are overstated, and are therefore invalid. Differences between amounts recorded by the Debtors and claims filed by creditors are being investigated and resolved in connection with the Debtors' claims resolution process. That process has commenced and, in light of the number of claims asserted, will take significant time to complete. Accordingly, the ultimate number and allowed amounts of such claims are not presently determinable. On July 31, 2003, each Debtor filed with the Bankruptcy Court its Schedules of Liabilities and Statement of Financial Affairs. On or about October 8, 2003, each Debtor filed its First Amendment to its Schedules of Liabilities and Statement of Financial Affairs. On or about October 24, 2003, certain of the Debtors filed a Second Amendment to their respective Schedules of Liabilities. Between February 27 and March 1, 2004, each Debtor filed its Schedules of Assets and February 2004 Amendments to Schedules of Liabilities and Executory Contracts and February 2004 Amendments to the Statement of Financial Affairs. On April 23, 2004 one of the Debtors filed its April 2004 Amendments to its Schedules of Liabilities.

        On December 3, 2003, the SEC filed a proof of claim in the Chapter 11 Cases against ACC for, among other things, unliquidated claims for penalties, disgorgement, and prejudgment interest arising from violations of the federal securities laws (the "SEC Claim"). On July 14, 2004, the Creditors' Committee initiated an adversary proceeding against the SEC alleging, among other things, that (i) pursuant to sections 510(b) and 726(a) of the Bankruptcy Code the SEC Claim should be subordinated to prevent the SEC from claiming a recovery for junior stockholders and subordinated noteholders prior to senior creditors being paid in full, and (ii) the court should grant declaratory relief that the SEC Claim applies only to ACC (as opposed to all of the Debtors) because, pursuant to the Bar Date Order, the failure to file separate proofs of claim against each of the Debtors bars the SEC from pursuing claims against any entity other than ACC. In response, on August 12, 2004, the SEC filed an Answer to the adversary proceeding initiated by the Creditors' Committee asserting, among other things, (i) it may recover against debtors affiliated with ACC that engaged in fraud, received the fruits of ACC's fraud, or otherwise commingled assets with ACC if the various estates are substantively consolidated (and if not, reserves the right to file an action to substantively consolidate the estates) and (ii) that the relief sought by the Creditors' Committee rests upon contingent events that may not occur as anticipated by the Creditors' Committee and, therefore, are not ripe for judicial review.

        As of July 31, 2004, the Company had liabilities subject to compromise of $46,071,642. Liabilities subject to compromise have been reported in accordance with SOP 90-7. Such amounts may be subject to future adjustments depending on Bankruptcy Court actions, further developments with respect to disputed

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

claims, determinations of the secured status of certain claims, the values of any collateral securing such claims, or other events. Such adjustments may be material to the amounts reported as liabilities subject to compromise.

        Valuation methods used in Chapter 11 reorganization cases vary depending on the purpose for which they are prepared and used and are rarely based on GAAP, the basis of which the accompanying financial statements are prepared, unless otherwise noted. Accordingly, the values set forth in the accompanying unaudited consolidated financial statements are not likely to be indicative of the values presented to or used by the Bankruptcy Court.

5.     Non-Recurring Professional Fees and Reorganization Expenses Due to Bankruptcy

        The Company is incurring certain non-recurring professional fees that, although not directly related to the Chapter 11 filing, relate to the Company's reorganization and have been incurred in response to the actions taken by Rigas Management. These expenses include the re-audit, legal, special investigation and forensic consultant fees of the Company and the Special Committee of the Board of Directors and have been included in non-recurring professional fees in the accompanying unaudited consolidated statements of operations. Based on the Company's interpretation of SOP 90-7, only those fees directly related to the Chapter 11 filing should be expensed and included in reorganization expenses due to bankruptcy in the unaudited consolidated statements of operations. These expenses include legal, restructuring and financial consultant fees for the Company and for Committee representatives.

6.     Accounts Payable, Accrued Expenses and Other Liabilities

        To the Company's knowledge, all undisputed post-petition trade payables are current and all premiums for insurance policies, including all workers' compensation and disability insurance policies, required to be paid are fully paid as of July 31, 2004.

        As stated in Note 1, the Company is reviewing its books and records and other information on an ongoing basis to determine whether the accompanying unaudited consolidated financial statements should be supplemented or otherwise amended. Management is currently performing a review to substantiate the completeness of all liabilities. Such review is ongoing and may result in additional adjustments to the accompanying unaudited consolidated financial statements.

7.     Preferred Stock

        In accordance with the accounting direction provided in SOP 90-7, the Company has discontinued accruing for its preferred stock dividends as of June 25, 2002, the filing date of the Chapter 11 cases. Had the Company not filed voluntary petitions under Chapter 11 of the Bankruptcy Code, preferred stock dividends would have been $5,750 and $143,750 for the respective one and twenty-five month periods ended July 31, 2004.

        On August 11, 2003, the Debtors initiated an adversary proceeding against the holders of various series of preferred stock of Adelphia (the "Preferred Stockholders"), seeking, among other things, to enjoin the Preferred Stockholders from exercising certain purported rights to elect directors to the Board of Directors due to Adelphia's failure to pay dividends and alleged breaches of debt-like covenants contained in the Certificates of Designations relating to the preferred stock. On August 13, 2003, certain of the Preferred Stockholders filed an action in the Delaware Chancery Court seeking a declaratory judgment of their purported right to appoint two directors to the Board of Directors (the "Delaware Action"). On August 13, 2003, the Bankruptcy Court granted the Debtors a temporary restraining order, which, among other things, stayed the Delaware Action and temporarily enjoined the Preferred Stockholders from exercising their purported rights to elect directors to the Board of Directors. Thereafter, the Delaware Action was withdrawn.

8.     Intercompany Receivables and Payables

        The accompanying unaudited consolidated financial statements include intercompany receivables and payables related to all of Adelphia's majority-owned subsidiaries and subsidiaries that are at least 50% owned and controlled by the Company. The intercompany receivables and payables are presented at the gross amount with the total receivables balance included in assets and the total intercompany payables

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

balance included in liabilities in the accompanying unaudited consolidated balance sheet. Intercompany payables have been segregated between pre- and post- bankruptcy petition and none of the intercompany balances have been collateralized (other than certain post-bankruptcy petition intercompany receivables that are required to be collateralized under the terms of the Extended DIP Facility until such time as such intercompany receivables are paid). The intercompany balances do not net to zero as the Non-Filing Entities and CMLCV have not been included in the accompanying consolidated financial statements, as discussed in Note 1.

9.     Related Party Receivables and Payables

        Related party receivables and payables represent advances to and payables from certain related parties, including TelCove and entities owned and/or controlled by the Rigas Family. Related party receivables and payables are presented at the gross amount with the total receivable balance included in assets and the payables included in the liabilities in the accompanying unaudited consolidated balance sheet. Related party payables have been segregated between pre- and post-bankruptcy petition, and none of the related party balances have been collateralized. Management is continuing to evaluate the proper classification and recoverability of related party receivables and may record reserves against such receivables in the future.

10.   Cash and Cash Equivalents and Restricted Cash

        The Company considers all highly liquid investments with a maturity date of three months or less to be cash equivalents.

        As of July 31, 2004, the Company has restricted cash of $29,187 for the payment of franchise obligations, as required by an agreement with the Company's insurance provider. Also included in restricted cash is $3,595 related to revenue received from customers which was placed in trust as a result of a dispute arising from the acquisition of certain cable systems from Verizon Media Ventures, Inc. The remainder of the restricted cash balance primarily consists of cash collateral supporting obligations under certain of the Company's franchise agreements and surety bonding obligations.

11.   Subscriber Receivables

        Subscriber receivables consist of monthly amounts due from the Company's customers and are reported net of allowance for doubtful accounts of $16,235.

12.   Prepaid Expenses and Other Assets—Net

        Included in other assets—net are unamortized deferred financing fees of $154,981 relating to pre-petition debt obligations. Such amounts are not currently being amortized. See Note 4 to these unaudited consolidated financial statements for further discussion. SOP 90-7 requires that in cases where the underlying debt becomes an allowed claim and the allowed claim differs from the net carrying amount of the debt, the amount of the debt will be adjusted for any unamortized deferred loan fees to equal the value of the allowed claim. Any gain or loss from such adjustments to the underlying debt as compared to the allowed claim will be reflected in the statement of operations.

13.   Other-than-Temporary Impairment of Investments, Long-Lived Assets and Certain Other Assets

        As discussed in Note 1, the Company is reviewing its books and records and other information on an ongoing basis to determine whether the accompanying unaudited consolidated financial statements should be supplemented or otherwise amended. Additionally, as discussed in Note 1, PwC has not completed its audit as of and for the years ended December 31, 2003, 2002 and 2001 or its re-audit as of and for the years ended December 31, 2000 and 1999. The Company is performing an evaluation of impairment related to several investments and long-lived and certain other assets. This evaluation includes a review of the accounting treatment when the transaction originated and a review of the accounting subsequent to the date of origination, including periodic evaluations for impairment. These evaluations may result in adjustments to the unaudited consolidated financial results contained herein and financial statements as of and for the periods ended December 31, 2003, 2002, 2001, 2000 and 1999. The adjustments may be material to these periods.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

        Listed below are certain investments and other assets for which (with the exception of property, plant and equipment and intangible assets) the Company has recorded an asset impairment charge during the twenty-five month period ended July 31, 2004. All adjustments to be made to prior periods as a result of the Company's restatement of prior year financial statements have not been reflected in the unaudited consolidated financial statements contained herein pending the completion of the audit as of and for the years ended December 31, 2003, 2002 and 2001 and the re-audits as of and for the years ended December 31, 2000 and 1999.

        The tables below present the impairment of long-lived and other assets and other than temporary impairment of investments and other assets that have been recorded by the Company since July 1, 2002.

Twenty-five Months Ended July 31, 2004
Impairment of Long-Lived and Other Assets:
Internal Operations, Call Center and Billing System	$63,910
Competitive Local Exchange Carriers	8,224

$72,134

Other-than-Temporary Impairment of Investments and Other Assets:
Buffalo Sabres	68,612
Interactive Digital TV Investments	1,697
Praxis Capital Ventures, L.P.	2,600

$72,909

Internal Operations, Call Center and Billing System

        From 1998 through mid-2002, the Company was developing an internal operations, call center and billing system known as "Convergence." After careful evaluation of the functionality and usability of Convergence, the Company decided not to pursue continued rollout and terminated additional funding for the system. In October 2002, the Company recognized an impairment charge related to the abandonment of the Convergence system in the amount of $63,910. Additional adjustments totaling $7,610 were recorded in October to reclassify payroll and other operating expenses improperly capitalized during 2002. The Company's remaining investment in this system of approximately $30,000 will be adjusted in connection with the restatement of its prior year financial statements.

Closure of the CLECs

        In August 2002, the Company filed a motion with the Bankruptcy Court for approval to close operations in 14 markets that were served by the Company's CLECs. The CLECs provided local telephone service to certain geographic markets and competed with local telephone exchange carriers. The Company's Board of Directors approved the closure, and approval was granted by the Bankruptcy Court by order dated September 25, 2002. The Company expects that, in connection with the restatement of its financial statements for prior periods, the property, plant and equipment associated with these CLECs will be written down by approximately $100,000. The remaining net book value of the property, plant and equipment of approximately $20,000 was depreciated over its estimated remaining useful life beginning in November 2002 through April 2003. Furthermore, in November 2002, the Company recognized an additional impairment of $6,873 on certain of its CLEC assets and recorded a reserve on its CLEC trade accounts receivables of $1,351.

Buffalo Sabres

        As disclosed in the Company's Current Report on Form 8-K filed on May 24, 2002, the Company had entered into various arrangements with Niagara Frontier Hockey, L.P. ("NFHLP"), a Delaware limited partnership owned by the Rigas Family. Among other assets, NFHLP owned the Buffalo Sabres, a National Hockey League team. The Company made approximately $165,000 of loans and advances, including accrued interest, to NFHLP and its subsidiaries. In November 2002, the Company recognized impairments of those loans and advances of $31,447. On January 13, 2003, NFHLP and certain of its

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

subsidiaries (the "Niagara Debtors") filed voluntary petitions to reorganize under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Western District of New York (the "NFHLP Bankruptcy Court").

        On or about March 13, 2003, certain of the Niagara Debtors entered into an Asset Purchase Agreement with Hockey Western New York LLC for the sale of certain assets and assumption of certain liabilities of NFHLP. In March 2003, the Company recognized an additional impairment of $37,922 as a result of the then pending sale of certain assets, including the Buffalo Sabres, and assumption of certain liabilities of NFHLP. On April 23, 2003, the sale was completed. The Company did not recover any of its loans and advances in NFHLP from such sale. The March 2003 impairment charge, combined with the November 2002 charge, and with anticipated adjustments related to restatement of the Company's prior year financial statements, completely wrote off the Company's loans and advances in NFHLP and its subsidiaries. On or about August 14, 2003, the NFHLP Bankruptcy Court approved the Niagara Debtors' Disclosure Statement. On September 25, 2003, the NFHLP Bankruptcy Court approved the NFHLP joint plan of liquidation. The Niagara Debtors filed a complaint, dated November 4, 2003, against, among others, the Company and the Creditors' Committee seeking to enforce certain purported rights against the Company and the Creditors' Committee related to the waiver of the Company's claims. Certain of the Niagara Debtors' prepetition lenders have intervened and filed cross-claims against the Company and the Creditors' Committee. A hearing on the complaint or the cross-complaint has not been scheduled.

Interactive Digital TV Investments

        The Company has investments in interactive digital TV product ventures. In December 2002, the Company recognized a loss of $1,697 for declines in investment value deemed other than temporary.

Praxis Capital Ventures, L.P.

        As disclosed in the Company's Current Report on Form 8-K filed on May 24, 2002 the Company entered into certain transactions with Praxis Capital Partners, LLC ("Praxis Capital"), a Delaware limited liability company and Praxis Capital Management, LLC, a Delaware limited liability company, through Praxis Capital Ventures, L.P. ("PCVLP"), a Delaware limited partnership in which ACC Operations, Inc. (a wholly-owned Company subsidiary) is a 99.5% Limited Partner. Formed in June 2001, PCVLP focused on private equity investments in the telecommunications market. At June 30, 2002, the net book value of the Company's portion of these investments was approximately $1,247. In addition, the Company had recorded $1,053 of prepaid management service fees to PCVLP. The Company has recorded reserves totaling $2,600 related to PCVLP. The Company is continuing to evaluate the PCVLP investments, which consist primarily of investments in private companies whose securities have no actively traded market. By order dated October 20, 2003, the Debtors rejected the partnership agreement with Praxis Capital.

        Peter L. Venetis, the son-in-law of John J. Rigas and a former director of the Company, is the managing director of Praxis Capital Management, LLC.

Devon Mobile Communications, L.P.

        Pursuant to the Agreement of Limited Partnership of Devon Mobile Communications, L.P. ("Devon Mobile"), dated as of November 3, 1995, the Company owned a 49.9% limited partnership interest in Devon Mobile, a Delaware limited partnership which, through its subsidiaries, held licenses to operate regional wireless telephone businesses in several states. Devon Mobile had certain business and contractual relationships with the Company and with former subsidiaries or divisions of the Company that were spun-off as TelCove in January 2002. In late May 2002, the Company notified Devon G.P., Inc., the General Partner of Devon Mobile, that it would likely terminate certain discretionary operational funding to Devon Mobile. In July 2002, the Company understood that its former subsidiary, TelCove, elected to terminate certain services significant to Devon Mobile's operations. Devon Mobile filed voluntary petitions to reorganize under Chapter 11 of the Bankruptcy Code with the Bankruptcy Court (the "Devon Bankruptcy Court") on August 19, 2002. In July 2002, the Company recorded an asset impairment reserve against the investment in and receivables from Devon Mobile of $1,221 and $53,646, respectively. In November 2002, the Company refined its evaluation of exposure to Devon Mobile and recorded additional

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

impairments of $51,087, which related primarily to the Company's guarantee of certain obligations of Devon Mobile, other receivables from Devon Mobile, and an incremental investment in Devon Mobile that is expected to result from the Company's restatement of prior year financial information. All such impairments are included in equity in losses of affiliates—net in the accompanying unaudited consolidated statements of operations. As of November 2002, the Company has fully reserved for its investment and receivables in Devon Mobile.

        On January 17, 2003, the Company filed proofs of claim against Devon Mobile and its subsidiaries for approximately $130,100 in debt and equity claims, as well as an additional claim of approximately $34,000 relating to its guarantee of certain Devon Mobile obligations (collectively, the "Company Claims"). On June 23, 2003, Devon filed a disclosure statement for the joint plan of liquidation (the "Disclosure Statement"). On or about July 25, 2003, the Devon Bankruptcy Court approved the Disclosure Statement. By order dated October 1, 2003, the Devon Bankruptcy Court confirmed Devon's first amended joint plan of liquidation (the "Devon Plan"). The Devon Plan went effective on October 17, 2003, at which time the Company's limited partnership interest in Devon Mobile was extinguished. According to the Disclosure Statement, Devon Mobile and the Official Committee of Unsecured Creditors appointed in the Devon Mobile chapter 11 cases disagree with the Company Claims and intend to file an objection seeking an order eliminating such claims in their entirety. As of the date hereof, Devon Mobile has not objected to the Company Claims. On or about January 8, 2004, Devon Mobile filed proofs of claim in the Company's Chapter 11 cases in respect of, among other things, certain transfers alleged to be made by Devon Mobile to the Company prior to the commencement of the Company's Chapter 11 cases (the "Devon Claims"). On May 20, 2004, the Company and Devon Mobile filed a stipulation in the Company's Chapter 11 cases granting Devon Mobile limited relief from the automatic stay to (i) file a complaint against the Company in respect of the Devon Claims and (ii) file objections to the Company Claims in the Devon Bankruptcy Court (the "Devon Stay Stipulation"). The Devon Stay Stipulation was approved by the Bankruptcy Court on June 10, 2004. On June 21, 2004, Devon Mobile filed a complaint in the Company's Chapter 11 cases in respect of the the Devon Claims.

Property, Plant and Equipment, and Intangible Assets

        As stated previously, the Company's property, plant and equipment and intangible assets are currently being evaluated by management for asset impairment and other issues. These issues include the ownership of assets, prior capitalization policies, estimated useful lives, amounts allocated to specific assets in connection with acquisitions, and impairment. The complete results of these evaluations are unknown at this time but could result in material adjustments to the net book value of property, plant and equipment and intangible assets at December 31, 2003, 2002, 2001, 2000 and 1999, as well as results of operations for the periods then ended.

        As more fully discussed in Note 3, the Company has corrected many of its erroneous accounting policies and practices for PP&E with respect to the accounting for Capitalized Costs and Capitalized Installation and Construction Activities for the nineteen months ended July 31, 2004. The Company is continuing its review of the historical books and records and other information; accordingly, these issues should not be considered the only issues related to these assets that are under evaluation by the Company, and the Company reserves the right to amend, update or supplement this information.

14.   Net Loss Per Weighted Average Share of Common Stock

        Basic net loss per weighted average share of common stock is computed based on the weighted average number of common shares outstanding after giving effect to dividend requirements on the Company's preferred stock (see Note 7). Diluted net loss per common share is equal to basic net loss per common share because the Company's convertible preferred stock and outstanding stock options do not have a dilutive effect for the periods presented. In the future, however, the convertible preferred stock and outstanding stock options could have a dilutive effect on earnings per share.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

15.   Supplemental Cash Flow Information

        Cash payments for interest were $30,104 and $795,058 for the one and twenty-five month periods ended July 31, 2004, respectively. Included in these amounts are cash payments made by the Company on behalf of the Rigas family entities of $12,318 and $336,430 for the one and twenty-five month periods ended July 31, 2004, respectively, for interest on the co-borrowing credit facilities. Such payments are included in the related party receivables and payables, net in the accompanying unaudited consolidated statements of cash flows.

16.   EBITDA

        The following is a summary of Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") from the accompanying unaudited consolidated statements of operations for the one and twenty-five month periods ended July 31, 2004. EBITDA is an alternative performance measure that is customarily used by companies that own, operate and manage cable television systems and other related telecommunications businesses. Management believes that EBITDA provides an alternative measure that is useful in evaluating the Company's liquidity. EBITDA is not a performance measure in accordance with GAAP and the use of EBITDA is not meant to replace or supercede any information presented in accordance with GAAP.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

        Presented below is a reconciliation of EBITDA to net loss and net cash provided by operating activities as presented in the accompanying unaudited consolidated financial statements.

        Reconciliation of EBITDA to Net loss from continuing operations:

	Month Ended July 31, 2004	Twenty-five Months Ended July 31, 2004
EBITDA	$81,523	$1,635,049
Adjustments to reconcile EBITDA to net loss from continuing operations:
Depreciation and amortization	(84,487)	(1,928,599)
Interest expense	(33,473)	(840,367)
Income tax benefit	—	35

Net loss from continuing operations	$(36,437)	$(1,133,882)

        Reconciliation of EBITDA to Net Cash Provided by Operating Activities

	Month Ended July 31, 2004	Twenty-five Months Ended July 31, 2004
EBITDA	$81,523	$1,635,049
Adjustments to reconcile EBITDA to net cash provided by operating activities:
Amortization of bank financing costs	166	43,527
Impairment of long-lived and other assets	—	72,134
Other-than-temporary impairment of investments and other assets	—	72,909
Minority interest in losses of subsidiaries — net	(975)	(22,573)
Equity in losses of affiliates, net	132	108,584
Gain on sale of assets — net	—	(8,642)
Depreciation, amortization and other non-cash items from discontinued operations	—	46,366
Other non-cash items	—	3,856
Reorganization expenses due to bankruptcy	7,313	181,811
Non-recurring professional fees, net of amounts paid	624	33,794
Change in Assets and Liabilities:
Subscriber receivables — net	(5,805)	(16,155)
Prepaid expenses — net	4,493	3,421
Other assets — net	605	(59,296)
Accounts payable	(34,735)	(20,327)
Subscriber advance payments and deposits	13,278	43,783
Accrued interest and other liabilities	12,160	263,070
Liabilities subject to compromise	—	(106,117)
Intercompany receivables and payables — net	1,279	(20,841)
Reorganization expenses paid during the period	(4,592)	(146,938)
Interest expense	(33,473)	(840,367)
Income tax benefit	—	35
Discontinued operations	—	(46,139)

Net cash provided by operating activities	$41,993	$1,220,944

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

17.   TelCove Spin-off and Bankruptcy Proceedings

        Adelphia Business Solutions, Inc., which currently conducts business under the name TelCove ("TelCove"), was a consolidated subsidiary of Adelphia as of December 31, 2001. TelCove owns, operates and manages entities which provide CLEC telecommunications services. On January 11, 2002, the Company distributed in the form of a dividend, all of the shares of common stock of TelCove owned by Adelphia to holders of Adelphia's Class A and Class B common stock (the "Spin-off"). As a result of the Spin-off, the Rigas Family held a majority of the total voting power of TelCove common stock. The distribution of TelCove common stock was recorded on the date of the Spin-off. Accordingly, the accompanying unaudited consolidated financial statements do not include the accounts of TelCove. On March 27, 2002, TelCove and certain of its direct subsidiaries filed voluntary petitions to reorganize under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). On December 19, 2003, the Bankruptcy Court entered an order confirming TelCove's Modified Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated December 18, 2003.

        Prior to the TelCove Spin-off (and in some circumstances following the TelCove Spin-off), Adelphia and TelCove (i) shared certain collocation space, real property interests, fiber-optic cable assets, strands and network infrastructure and related equipment (collectively, the "Shared Assets"); (ii) engaged in joint undertakings, including the construction and overlash of fiber-optic cable networks and facilities, necessary for the construction and operation of a telecommunications network and cable network; and (iii) provided one another with certain services that are or were crucial to the operation of each other's businesses (the "Shared Services").

        In order to reduce the Company's dependence on TelCove for access to certain collocation space, real property interests, fiber-optic cable assets, strands and network infrastructure and related equipment shared by the Company and TelCove (the "Shared Assets") and certain services, provided by the Company and TelCove to one another that are or were crucial to the operation of each others' businesses (the "Shared Services"), as well as to gain operational independence from TelCove and validate and memorialize the ownership of the Shared Assets, on December 3, 2003, the Debtors and TelCove entered into a Master Reciprocal Settlement Agreement pursuant to which the parties, among other things, memorialized their agreement relating to their ownership and use of the Shared Assets. On March 23, 2004, the Bankruptcy Court approved the Master Reciprocal Settlement Agreement.

        In the TelCove plan of reorganization and the related disclosure statement, TelCove alleged that it had substantial claims against the Company totaling more than $1,000,000 (the "Alleged Claims"). On November 25, 2003, the Company filed a proof of claim for administrative expenses against TelCove in the approximate amount of $71,000 (collectively, "Adelphia's Administrative Claims").

        On February 21, 2004, the parties executed a global settlement agreement (the "Global Settlement") which resolves, among other things, the Alleged Claims, Adelphia's Administrative Claims, and TelCove's alleged counterclaims and defenses thereto. The Global Settlement provides that on the closing date, the Company will transfer to TelCove certain settlement consideration, including, $60,000 in cash, plus an additional payment of up to $2,500 related to certain outstanding payables, as well as certain vehicles, real property and intellectual property licenses used in the operation of TelCove's businesses. Additionally, the parties will execute various annexes to the Global Settlement (collectively, the "Annex Agreements") which provide, among other things, for (i) a five-year business commitment to TelCove by the Company; (ii) future use by TelCove of certain fiber capacity in assets owned by the Company and (iii) the mutual release by the parties from any and all liabilities, claims and causes of action which either party has or may have against the other party. Finally, the Global Settlement provides for the transfer by the Company to TelCove of certain CLEC market assets together with the various licenses, franchises and permits related to the operation and ownership of such assets. On March 23, 2004, the Bankruptcy Court approved the Global Settlement. The Annex Agreements became effective in accordance with their terms on April 7, 2004.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

        On April 7, 2004, the Company paid $57,941 to TelCove and transferred the economic risks and benefits of the CLEC market assets to TelCove pursuant to the terms of the Global Settlement. On August 21, 2004, the CLEC market assets were transferred to TelCove. On August 20, 2004, the Company paid TelCove an additional $2,464 pursuant to the Global Settlement in connection with the resolution and release of certain claims.

18.   Century-ML Cable Venture Bankruptcy Filing

        On September 30, 2002, CMLCV, a 50/50 joint venture between Century and ML Media Partners, L.P. ("ML Media") filed a voluntary petition to reorganize under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court. This bankruptcy proceeding is administered separately from that of Adelphia. CMLCV is operating its business as a debtor-in-possession and is continuing to serve its subscribers in three communities in Puerto Rico. At this time, CMLCV is expected to generate sufficient cash to fund foreseeable operations and capital requirements. The CMLCV Chapter 11 filing is not expected to have a material impact on the operations of CMLCV's subsidiary, Century-ML Cable Corporation, which serves communities in Puerto Rico.

        CMLCV, since October 2002, has been filing a separate monthly operating report with the Bankruptcy Court. As more fully disclosed in CMLCV's separate Monthly Operating Report, there is litigation pending in the Bankruptcy Court between ML Media and CMLCV, Century, the Company and Highland Holdings, L.P. ("Highland"), a Rigas Family partnership. In connection with the parties' December 13, 2001 Leveraged Recapitalization Agreement ("Recap Agreement"), there is a pre-petition dispute relating primarily to an alleged secured obligation in the amount of $279,800 to ML Media for its 50% ownership in CMLCV. If there is an adverse outcome against the Company relating to this litigation, the Company may be required to pay $279,800 to ML Media for its 50% ownership in CMLCV, as well as interest and other amounts that may result from the outcome of this litigation, or Century may be required to surrender its 50% ownership in CMLCV to ML Media. A hearing was held on September 24, 2002, and a decision was rendered on January 17, 2003, wherein the Bankruptcy Court; (i) denied all of the parties' motions for summary judgment on the issue of whether there has been an acceleration of the September 30, 2002 closing date under the Recap Agreement, except that the Bankruptcy Court (ii) found "as a matter of law, that, assuming that the Recap Agreement is enforceable, payment by the Company was due on September 30, 2002 and payment by Adelphia, Century and Highland was due on October 1, 2002, one day later, and that, having failed to make payment, each of the Company, Century and Highland is now in default." The Bankruptcy Court granted summary judgment only to such extent.

        In a decision and order dated March 31, 2003, the Bankruptcy Court denied ML Media's request to become manager of CMLCV's cable systems. In a decision and order dated April 21, 2003, the Bankruptcy Court denied ML Media's motion to dismiss the CMLCV bankruptcy petition, rejecting ML Media's claim that Century improperly filed the petition without ML Media's consent. On September 5, 2003, a hearing was held to determine whether ML Media's motions to dismiss and for summary judgment should be granted. Although the Bankruptcy Court has not yet issued a written decision on the motions, at a status conference held on April 15, 2004, the Court announced that it would be issuing a decision in which it would (a) dismiss all of the counterclaims of Adelphia and Century except for aiding and abetting of a breach of fiduciary duties, and (b) dismiss all of the Venture's counterclaims except for constructive fraudulent conveyance. On September 17, 2003, the Bankruptcy Court entered an order authorizing Adelphia's and Century's rejection of the Recap Agreement.

        On May 12, 2003, the Bankruptcy Court directed ML Media, Century, Adelphia and Highland to enter into mediation to resolve the dispute. Settlement discussions between Adelphia and ML Media are continuing.

        No accrual for the outcome of the above described litigation is included in the accompanying unaudited financial statements.

        By order dated December 2, 2003, the Bankruptcy Court established a bar date for filing proofs of claim against CMLCV's estate of January 15, 2004 at 5:00 P.M. (Eastern Time).

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

        On March 17, 2004, ML Media presented a non-binding written indication of interest (the "Vaughn Indication of Interest") for the acquisition of 100% of CMLCV by an investor group led by James C. Vaughn (the "Vaughn Group"). The Vaughn Indication of Interest contemplated a purchase price, subject to adjustment as a result of due diligence, of $625 million, plus the amount of CMLCV's working capital at closing, less the remaining cost of the pending rebuild of CMLCV's cable systems. Century was not involved in the negotiation of the Vaughn Indication of Interest and neither Century nor ML Media is bound by it. On April 13, 2004, Century and the Vaughn Group entered into a confidentiality agreement with respect to the delivery of due diligence materials. At a status conference on April 15, 2004, the Bankruptcy Court instructed Century to begin delivery of due diligence materials to the Vaughn Group and Century has been delivering such materials in accordance with its instructions. ML Media and Century are also exploring other potential transactions relating to CMLCV.

19.   Statistical information

        The table below provides information on the number of basic customers, digital customers and high speed internet customers as of July 31, 2004 and June 30, 2004. As further described in its Current Report on Form 8-K filed May 25, 2003, the Company corrected the methodology for calculating customers previously used; therefore, the customer data set forth below may not be comparable to customer data reported prior to such correction.

	Filing Entities	Brazil	CMLCV and St. Marys	Rigas Entities	Total
July 31, 2004:
Basic customers	4,930,314	48,469	142,803	230,602	5,352,188
Digital customers	1,875,391	—	66,994	84,043	2,026,428
High speed internet customers	1,184,140	3,872	3,800	70,320	1,262,132

Total revenue generating units	7,989,845	52,341	213,597	384,965	8,640,748

June 30, 2004:
Basic customers	4,957,219	48,000	143,338	232,172	5,380,729
Digital customers	1,864,555	—	67,233	83,558	2,015,346
High speed internet customers	1,164,310	3,769	3,492	69,595	1,241,166

Total revenue generating units	7,986,084	51,769	214,063	385,325	8,637,241

20.   Bankruptcy Court Reporting Schedules

        The Bankruptcy Court reporting schedules included in this report beginning on page 27 are for the period from July 1 through July 31, 2004 and have been prepared for the purpose of filing with the Bankruptcy Court and are not required by GAAP. The accompanying Bankruptcy Court reporting schedules, as with all other information contained herein, have been obtained from the books and records of the Company and are unaudited.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES
Summary

	For the Month Ended July 31, 2004	Reference
Gross wages paid	$45,855,397	Schedule I
Employee payroll taxes withheld	10,221,222	Schedule I
Employer payroll taxes due	3,398,222	Schedule I
Payroll taxes paid*	15,605,922	Schedule II*
Sales and other taxes due	6,931,534	Schedule III
Gross taxable sales	84,668,133	Schedule III
Real estate and personal property taxes paid	652,199	Schedule IV
Sales and other taxes paid	6,437,159	Schedule V
Cash disbursements	409,115,686	Schedule VI
Insurance coverage	N/A	Schedule VII
*
The amount reported above for payroll taxes paid is based upon the date paid and not the date due.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule I

Court Reporting schedules for Payroll and Payroll Taxes
for the Month Ended July 31, 2004

Week Ending Date	Gross Wages Paid	Employee Payroll Taxes Withheld	Employer Payroll Taxes Due
09-Jul-04	$21,713,991	$4,721,273	$1,608,424
23-Jul-04	24,141,406	5,499,949	1,789,798

Total	$45,855,397	$10,221,222	$3,398,222

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule II

Court Reporting schedules for Payroll Taxes Paid
for the Month Ended July 31, 2004

Payee	Payroll Taxes Paid	Payment Date
INTERNAL REVENUE SERVICE	8,490	07/09/04
INTERNAL REVENUE SERVICE	5,527,073	07/12/04
STATE OF ALABAMA	4,400	07/12/04
STATE OF ARIZONA	2,199	07/12/04
STATE OF CALIFORNIA	160,696	07/12/04
STATE OF COLORADO	58,277	07/12/04
STATE OF CONNECTICUT	11,321	07/12/04
STATE OF GEORGIA	5,945	07/12/04
STATE OF IDAHO	4,707	07/12/04
STATE OF INDIANA	1,121	07/12/04
STATE OF KANSAS	357	07/12/04
STATE OF KENTUCKY	22,745	07/12/04
STATE OF MASSACHUSETTS	24,649	07/12/04
STATE OF MARYLAND	10,869	07/12/04
STATE OF MAINE	25,355	07/12/04
STATE OF NORTH CAROLINA	12,875	07/12/04
STATE OF NEW JERSEY	587	07/12/04
STATE OF NEW YORK	103,306	07/12/04
STATE OF OHIO	72,226	07/12/04
STATE OF OKLAHOMA	328	07/12/04
STATE OF PENNSYLVANIA	91,260	07/12/04
STATE OF SOUTH CAROLINA	3,094	07/12/04
STATE OF VIRGINIA	60,940	07/12/04
STATE OF VERMONT	14,350	07/12/04
STRONG CAPITAL MANAGEMENT	519,977	07/13/04
VILLAGE OF ABERDEEN	262	07/14/04
CITY OF ACRON	779	07/14/04
ALTOONA AREA SCHOOL DISTRICT	751	07/14/04
ASHLAND FINANCIAL DEPARTMENT	1,191	07/14/04
CITY OF BEATTYVILLE	118	07/14/04
BEDFORD COUNTY TAX SERVICE	884	07/14/04
CITY OF BEDFORD TAX DEPT	215	07/14/04
DIRECTOR OF FINANCE	276	07/14/04
BERKHEIMER ASSOCIATES	75	07/14/04
BETHEL PARK BOROUGH	2,752	07/14/04
BLAIRSVILLE BORO	4,022	07/14/04
MIFFCO TAX SERVICE INC	1,308	07/14/04
BOURBON COUNTY OCCUP	10	07/14/04
BOYLE COUNTY COURTHOUSE	356	07/14/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule II

Court Reporting schedules for Payroll Taxes Paid
for the Month Ended July 31, 2004

Payee	Payroll Taxes Paid	Payment Date
BREATHITT TAX ADMIN	106	07/14/04
BROOKLYN CITY INCOME TAX	130	07/14/04
KAREN BROWN BOROUGH SECRETARY	5	07/14/04
CITY OF BRUNSWICK	1,078	07/14/04
BRYAN CITY INCOME TAX	2,407	07/14/04
TREASURER BUTLER COUNTY	36	07/14/04
CATIZ VILLAGE INCOME TAX	94	07/14/04
CITY OF CAMBRIDGE	1,422	07/14/04
CITY OF CARLISLE	41	07/14/04
VILLAGE OF CARROLLTON	98	07/14/04
CLEARFIELD BORO	92	07/14/04
CELINA CITY	821	07/14/04
CENTRAL TAX BURE(A)	70	07/14/04
CENTRAL TAX BUREAU OF P	548	07/14/04
CENTRAL TAX BUREAU OF PA	40	07/14/04
CITY OF CINCINNATI	893	07/14/04
CITY OF STRUTHERS	808	07/14/04
CLARION WAGE TAX OFFICE	1,182	07/14/04
TREASURE CLARK COUNTY COURHOUSE	72	07/14/04
CLAY CITY	87	07/14/04
COLLECTOR OF TAXES	995	07/14/04
COLLEGE TOWNSHIP TREASURE	10,606	07/14/04
COLUMBUS CITY INCOME TAX	764	07/14/04
COMM OF TAXATION, VILLAGE OF WHITEHOUSE	26	07/14/04
CITY OF CONNEAUT	830	07/14/04
COSHOCTON CITY	1,116	07/14/04
CITY OF CUYAHOGA FALLS	74	07/14/04
CITY OF CYNTHIANA	308	07/14/04
HAB-EIT	512	07/14/04
DEFIANCE CITY INCOME TAX	3,462	07/14/04
DIRECTOR OF FINANCE	982	07/14/04
CITY OF DOVER	8	07/14/04
HAB-EIT	12,638	07/14/04
EAST CARROLL TOWNSHIP	20	07/14/04
HAB-EIT	3,486	07/14/04
THE CITY OF ERIE	10	07/14/04
VILLAGE OF FAYETTE	196	07/14/04
FLEMINGSBURG OCCUP LICENSE FEE	86	07/14/04
FRANKLIN COUNTY OCCUPATIONAL TAX COLLECTOR	25	07/14/04
GARRARD COUNTY FISCAL COURT	315	07/14/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule II

Court Reporting schedules for Payroll Taxes Paid
for the Month Ended July 31, 2004

Payee	Payroll Taxes Paid	Payment Date
CITY OF GENEVA	382	07/14/04
VILLAGE OF GEORGETOWN	7	07/14/04
VILLAGE OF GRANVILLE	308	07/14/04
HAB-EIT TAX ADMIN	1,144	07/14/04
HAB-EIT	5,543	07/14/04
HARRISON COUNTYTAX ADMINISTRAT	8	07/14/04
CITY OF HARRODSBURG	728	07/14/04
CITY OF HEATH	461	07/14/04
HERMITAGE RECEIVER OF TAXES	3,653	07/14/04
VILLAGE OF HOPEDALE	11	07/14/04
HAB-EIT	1,162	07/14/04
CITY OF IRONTON	676	07/14/04
VILLAGE OF JEFFERSON	37	07/14/04
CITY OF JEFFERSONSVILLE	53	07/14/04
VILLAGE OF JEFFERSONSVILLE	145	07/14/04
JESSAMINE COUNTY	424	07/14/04
JEWETT VILLAGE INCOME TAX	11	07/14/04
JORDAN TAX SERVICE INC	20	07/14/04
HAB-EIT	893	07/14/04
LAUREL COUNTY	366	07/14/04
LAUREL MOUNTAIN TAX COLLECTIONS	10	07/14/04
CITY OF LEBANON	241	07/14/04
LINCOLN CO OCCUPATIONAL LICENSE	60	07/14/04
LOCK HAVEN	1,264	07/14/04
LOGAN CITY INCOME TAX	839	07/14/04
VILLAGE OF LEWELLVILLE	150	07/14/04
LYKENS BOROUGH	580	07/14/04
MADISON COUNTY	508	07/14/04
VILLAGE OF MALVERN	12	07/14/04
VILLAGE OF MANTUA	193	07/14/04
MARION COUNTY TREASURER	202	07/14/04
MCLEAN COUNTY LICENSE FEE	89	07/14/04
MERCER COUNTY FISCAL COURT	390	07/14/04
CITY OF MIDWAY	107	07/14/04
HAB-EIT	1,361	07/14/04
CITY OF MILLESBURG	20	07/14/04
VILLAGE OF MILLERSBURG	605	07/14/04
MINERVA VILLAGE INCOME TAX	812	07/14/04
VILLAGE OF MINSTER	503	07/14/04
MONTGOMERY COUNTY	469	07/14/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule II

Court Reporting schedules for Payroll Taxes Paid
for the Month Ended July 31, 2004

Payee	Payroll Taxes Paid	Payment Date
MOREHEAD DIRECTOR OF FIN	353	07/14/04
JUDITH MUSICK	10	07/14/04
VILLAGE OF NEW BOSTON	316	07/14/04
CITY OF NEW PHILADELPHIA	3,235	07/14/04
NICHOLASVILLE TREASURER	813	07/14/04
NOCHOLAS COUNTY	11	07/14/04
NORTH CAROLINA DEPT OF REVENUE	65	07/14/04
VILLAGE OF NORTH KINGSVILLE	184	07/14/04
NORTHWESTERN SD	93	07/14/04
NORTHWOOD DEPT OF TAXATION	60	07/14/04
VILLAGE OF OAK HARBOR	119	07/14/04
OCCUPATIONAL TAX ADMINISTRATION	93	07/14/04
OHIO COUNTY	42	07/14/04
HAB-EIT	739	07/14/04
CITY OF PARIS	515	07/14/04
CITY OF PORT CLINTON	1,661	07/14/04
CITY OF PORTSMOUTH	1,796	07/14/04
POWELL COUNTY	112	07/14/04
PUNXSUTAWNEY BORO	3,327	07/14/04
RECEIVER OF TAXES	6,683	07/14/04
VILLAGE OF RICHFIELD	158	07/14/04
RICHLAND TOWNSHIP	166	07/14/04
CITY OF RICHMOND	18,529	07/14/04
VILLAGE OF RIO GRANDE	84	07/14/04
SUSAN ROBERTS	178	07/14/04
ROCHESTER BORO SD	62	07/14/04
BOROUGH OF ROCHESTER	62	07/14/04
BOROUGH OF ROCHESTER	10	07/14/04
ROWAN COUNTY FINANCE	559	07/14/04
CITY OF RUSSELL	967	07/14/04
SANDY TOWNSHIP	269	07/14/04
VILLAGE OF SCIO TREASURER	30	07/14/04
VILLAGE OF SEBRING	249	07/14/04
CITY OF SOLON	473	07/14/04
SOMERSET	1,006	07/14/04
SPRINGFIELD CITY (A)	77	07/14/04
STANFORD OCCUPATIONAL TAX	32	07/14/04
CITY OF STANTON	133	07/14/04
STATE COLLEGE BOROUGH TAX OFFIC	20	07/14/04
VILLAGE OF TONTOGANY	7	07/14/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule II

Court Reporting schedules for Payroll Taxes Paid
for the Month Ended July 31, 2004

Payee	Payroll Taxes Paid	Payment Date
HAB-EIT	94	07/14/04
CITY OF TWINSBURG	266	07/14/04
TYRONE AREA SCHOOL DISTRICT	138	07/14/04
CITY OF VAN WERT	450	07/14/04
CITY OF VANCEBURG	109	07/14/04
CITY OF VERSAILLES	535	07/14/04
VIRGINIA	23	07/14/04
WASHINGTON COUNT(A)	87	07/14/04
CITY OF WASHINGTON COURTHOUSE	421	07/14/04
VILLAGE OF WATERVILLE	2,104	07/14/04
WAUSEON INCOME TAX DEPARTMENT	398	07/14/04
CITY OF WAVERLY	138	07/14/04
VILLAGE OF WEST UNITY	422	07/14/04
CITY OF WILMORE	120	07/14/04
WOLFE COUNTY	117	07/14/04
WOODFORD COUNTY	49	07/14/04
CITY OF ZANESVILLE	116	07/14/04
GETTYSBURG AREA SD	1,165	07/15/04
HAB-EIT	157	07/15/04
SUSAN L. MICHELL TAX COLLECTOR	10	07/20/04
BUREAU OF EMPLOYER TAX OPERATIO	140,678	07/22/04
BUREAU OF EMPLOYMENT SERVICES	62,926	07/22/04
BUREAU OF EMPLOYMENT PROGRAMS	3,497	07/22/04
DEPARTMENT OF ECONOMIC SECURITY	69	07/22/04
DEPARTMENT OF EMPLOYMENT	9,512	07/22/04
DEPARTMENT OF EMPLOYMENT SECURI	522	07/22/04
DEPARTMENT OF HUMAN RESOURCES	116	07/22/04
DEPARTMENT OF INDUSTRIAL RELATI	591	07/22/04
DEPARTMENT OF LABOR	16,970	07/22/04
DEPARTMENT OF LABOR & EMPLOYMEN	44,121	07/22/04
DEPARTMENT OF LABOR	60,012	07/22/04
DEPARTMENT OF LABOR	4,985	07/22/04
EMPLOYMENT SECURITY DEPARTMENT	9,351	07/22/04
EMPLOYMENT DEVELOPMENT DEPT	57,426	07/22/04
EMPLOYMENT RESOURCES DIVISION	134	07/22/04
EMPLOYMENT SECURITY COMMISSION	16,449	07/22/04
EMPLOYMENT SECURITY COMMISSION	1,226	07/22/04
EMPLOYMENT SECURITY COMMISSION	179	07/22/04
INDIANA DEPARTMENT OF WORKFORCE	63	07/22/04
MASSACHUSETTS DIVISION OF	73,787	07/22/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule II

Court Reporting schedules for Payroll Taxes Paid
for the Month Ended July 31, 2004

Payee	Payroll Taxes Paid	Payment Date
MONTANA DEPARTMENT OF LABOR	579	07/22/04
NEW HAMPSHIRE DEPARTMENT OF EMP	3,240	07/22/04
NYS UNEMPLOYMENT INSURANCE	102,898	07/22/04
OFFICE OF UNEMPLOYMENT INS	4,485	07/22/04
STATE OF UTAH	25	07/22/04
VERMONT DEPARTMENT OF	3,411	07/22/04
VIRGINA EMPLOYMENT COMMISSION	10,426	07/22/04
ASHTABULA INCOME TAX	706	07/23/04
CENTRAL COLLECTION AGENCY	30,885	07/23/04
CITY OF CHILLICOTHE	4,155	07/23/04
CITY OF CLEVELAND HEIGHTS	4,345	07/23/04
CITY OF DANVILLE	440	07/23/04
DIVISION OF UNEMPLOYMENT INSURA	4,214	07/23/04
VILLAGE OF GREENWOOD	628	07/23/04
LORAIN CITY TAX	1,810	07/23/04
CITY OF MACEDONIA	2,165	07/23/04
CITY OF MARION	834	07/23/04
MONTANA DEPARTMENT OF REVENUE	825	07/23/04
CITY OF NEWARK	3,156	07/23/04
DIRECTOR OF FINANCE	193	07/23/04
TREASURER CITY OF OWENSBORO	630	07/23/04
CITY OF PITTSBURGH	2,293	07/23/04
RITA	8,230	07/23/04
SCHOOL DISTRICT INCOME TAX	2,422	07/23/04
UTAH STATE TAX COMMISSION	150	07/23/04
WEST VIRGINIA DEPT OF TAX & REV	19,175	07/23/04
CITY OF HUNTINGTON	232	07/24/04
MISSISSIPPI STATE TAX COMMISSN	2,793	07/24/04
INTERNAL REVENUE SERVICE	6,358,106	07/26/04
STATE OF ARIZONA	2,876	07/26/04
STATE OF CALIFORNIA	203,014	07/26/04
STATE OF COLORADO	63,386	07/26/04
STATE OF CONNECTICUT	9,868	07/26/04
STATE OF GEORGIA	7,538	07/26/04
STATE OF IDAHO	5,012	07/26/04
STATE OF INDIANA	1,047	07/26/04
STATE OF KANSAS	423	07/26/04
STATE OF KENTUCKY	24,420	07/26/04
STATE OF MASSACHUSETTS	28,127	07/26/04
STATE OF MARYLAND	13,977	07/26/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule II

Court Reporting schedules for Payroll Taxes Paid
for the Month Ended July 31, 2004

Payee	Payroll Taxes Paid	Payment Date
STATE OF MAINE	28,591	07/26/04
STATE OF MICHIGAN	206	07/26/04
STATE OF NORTH CAROLINA	14,812	07/26/04
STATE OF NEW YORK	120,910	07/26/04
STATE OF OHIO	83,690	07/26/04
STATE OF OKLAHOMA	415	07/26/04
STATE OF PENNSYLVANIA	102,279	07/26/04
STATE OF SOUTH CAROLINA	3,860	07/26/04
STATE OF VIRGINIA	65,862	07/26/04
STATE OF VERMONT	17,624	07/26/04
STATE OF WISCONSIN	797	07/26/04
STRONG CAPITAL MANAGEMENT	578,891	07/26/04
CENTRAL TAX BUREAU OF P	140,594	07/29/04
INTERNAL REVENUE SERVICE	130,339	07/30/04
TOTAL	15,605,922

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended July 31, 2004

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
ALABAMA DEPT. OF REVENUE	$245	$4,077
ARIZONA DEPARTMENT OF REVENUE	26	1,139
ARKANSAS DEPARTMENT OF REVENUE	—	—
ASHLAND INDEPENDENT BOARD OF EDUCATION	10,679	355,982
BANK OF AMERICA	344	—
BATH COUNTY SCHOOL DISTRICT	1,961	65,374
BEREA COUNTY SCHOOL DISTRICT	2,427	80,894
BOARD OF EQUALIZATION	183	A
BOARD OF EQUALIZATION	104	1,366
BOARD OF EQUALIZATION	546	6,969
BOURBON COUNTY SCHOOL DISTRICT	871	29,021
BOYD COUNTY SCHOOL DISTRICT	3,129	104,313
BOYLE COUNTY SCHOOL DISTRICT	1,627	54,218
BREATHITT COUNTY SCHOOL DISTRICT	1,018	33,923
BRECKINRIDGE COUNTY BOARD OF EDUCATION	785	26,163
BUREAU OF TAXATION	103	2,066
BURGIN INDEPENDENT BOARD OF EDUCATION	335	11,168
BUTLER COUNTY SCHOOL DISTRICT	57	1,913
CARTER COUNTY SCHOOL DISTRICT	2,726	90,856
CCHCF-A	42	24,525
CHCF-B	540	—
CITY OF ALAHAMBRA	2	30
CITY OF ALBION	332	6,639
CITY OF ALGOURA HILLS	12	244
CITY OF ARCADIA	10	197
CITY OF ASOTIN	—	2
CITY OF BALDWIN PARK	6,387	212,895
CITY OF BALDWIN PARK	5	173
CITY OF BEAUMONT	3,584	119,476
CITY OF BELLEVUE	1	9
CITY OF BOTHELL	2	25
CITY OF BRAWLEY	9,033	225,818
CITY OF BRAWLEY	3	69
CITY OF BURBANK	6	79
CITY OF CHARLOTTESVILLE	52,155	521,549
CITY OF CHULA VISTA	—	—
CITY OF CLAREMONT	5	83

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended July 31, 2004

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
CITY OF COLFAX	1	15
CITY OF COLORADO SPRINGS	166	6,644
CITY OF COLTON	5	137
CITY OF COMPTON	1	6
CITY OF COVINA	—	1
CITY OF CULVER CITY	6	54
CITY OF DESERT HOT SPRINGS	6	129
CITY OF DOWNEY	23	422
CITY OF EL MONTE	2	33
CITY OF ELK GROVE	1	24
CITY OF FONTANA	2,223	44,475
CITY OF GARDENA	1	15
CITY OF GLENDALE	2	25
CITY OF HAWTHORNE	2	36
CITY OF HERMOSA BEACH	23,728	395,465
CITY OF HOLTVILLE	2,308	46,152
CITY OF HOLTVILLE	—	7
CITY OF HUNTINGTON BEACH	1	12
CITY OF INDIO	1	14
CITY OF INGLEWOOD	6	59
CITY OF IRVINE	—	16
CITY OF KALAMA	5	79
CITY OF KELSO	—	3
CITY OF KELSO	6,233	103,883
CITY OF KIRKLAND	1	14
CITY OF LA HABRA	26,952	449,200
CITY OF LA HABRA	31	522
CITY OF LAKEWOOD	—	—
CITY OF LEAVENWORTH	—	—
CITY OF LONG BEACH	4	64
CITY OF LONGVIEW	94	1,562
CITY OF LONGVIEW	21,488	358,135
CITY OF LOS ANGELES	695	6,951
CITY OF MAMMOTH LAKE	—	—
CITY OF MORENO VALLEY	79,352	1,322,539
CITY OF MORENO VALLEY	40	662
CITY OF NORWALK	3	46
CITY OF OAKLAND	1	7
CITY OF OLYMPIA	1	25

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended July 31, 2004

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
CITY OF PALM SPRINGS	1	11
CITY OF PALOUSE	3	48
CITY OF PALOUSE	558	7,975
CITY OF PASADENA	5	62
CITY OF PETERSBURG	19,556	97,782
CITY OF PICO RIVERA	16,623	332,456
CITY OF PICO RIVERA	10	199
CITY OF PLACENTIA	16,483	470,933
CITY OF PLACENTIA	2	67
CITY OF PORT HUENEME	11,695	292,354
CITY OF PORT HUENEME	3	84
CITY OF PORTERVILLE	—	3
CITY OF PULLMAN	18	224
CITY OF REDONDO BEACH	43,402	913,731
CITY OF REDONDO BEACH	84	1,773
CITY OF RIALTO	53,286	666,078
CITY OF RIALTO	31	391
CITY OF RICHMOND	—	1
CITY OF RIVERSIDE	6	97
CITY OF SALINAS	2	28
CITY OF SAN BERNARDINO	74,375	937,901
CITY OF SAN BERNARDINO	14	178
CITY OF SAN BUENAVENTURA	34,377	687,541
CITY OF SAN FRANCISCO	1	9
CITY OF SAN GABRIEL	—	4
CITY OF SAN LUIS OBISPO	—	—
CITY OF SANTA ANA	23	382
CITY OF SANTA BARBARA	—	1
CITY OF SANTA CRUZ	5	67
CITY OF SANTA MONICA	170,554	1,705,541
CITY OF SANTA MONICA	173	1,730
CITY OF SANTA ROSA	—	5
CITY OF SEAL BEACH	16	149
CITY OF SEATTLE	—	3
CITY OF SHORELINE	1	16
CITY OF SIERRA MADRE	2	41
CITY OF SPOKANE	3	44
CITY OF STANWOOD	—	2

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended July 31, 2004

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
CITY OF TACOMA	—	2
CITY OF TORRANCE	—	7
CITY OF VANCOUVER	2	38
CITY OF VENTURA	12	230
CITY OF WAYNESBORO	28,149	281,494
CITY OF WENATCHEE	—	8
CITY OF WESTMINISTER	—	3
CITY OF WHITTIER	5	91
CITY OF WINCHESTER	17,033	170,327
CITY OF WINLOCK	1	18
CITY OF WOODLAND	3	56
CITY OF ZILLAH	—	4
CLOVERPORT INDEPENDENT SCHOOL DISTRICT	280	9,336
COLORADO DEPT. OF REVENUE	367	18,309
COLORADO DEPT. OF REVENUE	2,998	86,644
COMMISSIONER OF REVENUE SERVICES	306,934	5,846,387
COMMISSIONER OF REVENUE SERVICES	368,433	6,140,551
COMMONWEALTH OF MASSACHUSETTS	7,183	143,671
COMPTROLLER OF MARYLAND	866	17,323
COMPTROLLER OF MARYLAND	15,338	306,750
COMPTROLLER OF PUBLIC ACCOUNTS	9	333
COUNTY OF LOS ANGELES	186	3,719
COUNTY OF MONTGOMERY	8,800	88,004
DANVILLE INDEPENDENT SCHOOL DISTRICT	4,868	162,276
DAVIESS COUNTY BOARD OF EDUCATION	16,321	544,027
DAVIESS COUNTY SCHOOL DISTRICT	289	9,632
DES MOINES	2	27
ELLIOT COUNTY SCHOOL DISTRICT	273	9,098
FLORIDA DEPARTMENT OF REVENUE	3,392,177	22,847,895
FLORIDA DEPARTMENT OF REVENUE	141,823	2,274,226
FRANKLIN COUNTY SCHOOL DISTRICT	109	3,631
GARRAD COUNTY SCHOOL DISTRICT	1,578	52,613
GEORGIA DEPARTMENT OF REVENUE	18,492	284,922
HANCOCK COUNTY BOARD OF EDUCATION	904	30,125
HARLAN COUNTY SCHOOL DISTRICT	235	7,837
HARRISON COUNTY SCHOOL DISTRICT	2,776	92,547
HARRODSBURG INDEPENDENT BOARD OF EDUCATION	2,804	93,460
HENDERSON COUNTY BOARD OF EDUCATION	2,233	74,422

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended July 31, 2004

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
ID USF	23	—
IDAHO STATE TAX COMMISSION	4,388	68,679
INDIANA DEPARTMENT OF REVENUE	24,319	405,314
INTERNAL REVENUE SERVICE	73,319	2,443,885
JACKSON INDEPENDENT SCHOOLS	484	16,145
JESSAMINE COUNTY BOARD OF EDUCATION	7,431	247,711
KANSAS DEPT. OF REVENUE	18,013	246,845
KENTUCKY REVENUE CABINET	2,327	38,774
LAUREL COUNTY SCHOOL DISTRICT	11,636	387,866
LEE COUNTY SCHOOL DISTRICT	1,094	36,455
LESLIE COUNTY SCHOOL DISTRICT	964	32,126
LETCHER COUNTY BOARD OF EDUCATION	758	25,251
LEWIS COUNTY BOARD OF EDUCATION	984	39,341
LEWIS COUNTY SCHOOL DISTRICT	515	20,598
LINCOLN COUNTY BOARD OF EDUCATION	1,358	45,283
LOGAN COUNTY SCHOOL DISTRICT	33	1,108
MADISON COUNTY SCHOOL DISTRICT	18,816	627,203
MAINE REVENUE SERVICES	85,546	1,710,891
MAINE REVENUE SERVICES	202,804	4,056,094
MARION COUNTY BOARD OF EDUCATION	2,719	90,635
MCLEAN COUNTY SCHOOL DISTRICT	866	28,867
MENIFEE COUNTY SCHOOL DISTRICT	691	23,027
MERCER COUNTY SCHOOL DISTRICT	1,841	61,367
MINNESOTA DEPARTMENT OF REVENUE	5	182
MISSISSIPPI STATE TAX COMMISSION	40,730	581,847
MISSISSIPPI STATE TAX COMMISSION	1,665	23,791
MORGAN COUNTY SCHOOL DISTRICT	1,070	35,661
NC DEPARTMENT OF REVENUE	15,401	210,152
NECA PAUSF	1,367	—
NECA TX USF	6	156
NECA VUSF	245	19,298
NELSON COUNTY BOARD OF EDUCATION	1,370	45,666
NICHOLAS COUNTY SCHOOL DISTRICT	1,043	34,771
NJ DIVISION OF TAXATION	629	10,476
NYS ESTIMATED CORPORATION TAX	272	72,552
NYS ESTIMATED CORPORATION TAX	2,732	109,268
NYS SALES TAX PROCESSING	71,081	903,707
OHIO COUNTY SCHOOL DISTRICT	22	743

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended July 31, 2004

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
OKLAHOMA TAX COMMISSION	258	16,792
OWENSBORO BOARD OF EDUCATION	11,332	377,749
OWSLEY COUNTY BOARD OF EDUCATION	388	12,947
PA DEPARTMENT OF REVENUE	211,287	3,800,520
PA DEPT. OF REVENUE	4,792	95,801
PARIS INDEPENDENT SCHOOL DISTRICT	4,240	141,324
PERRY COUNTY SCHOOL DISTRICT	284	9,461
POWELL COUNTY SCHOOL DISTRICT	2,063	68,779
PSU	225	—
RHODE ISLAND DIVISION OF TAXATION	7	104
ROCKCASTLE COUNTY SCHOOL DISTRICT	1,357	45,234
RUSSELL INDEPENDENT SCHOOL DISTRICT	6,451	215,017
SCOTT COUNTY SCHOOL DISTRICT	10,248	341,602
SOUTH CAROLINA DEPT. OF REVENUE	55,849	1,060,513
STATE OF MICHIGAN	132	2,194
STATE OF NEW HAMPSHIRE	1,494	21,346
STATE OF NEW HAMPSHIRE	91,487	1,306,956
STATE TAX DEPARTMENT	269,343	4,489,048
TN DEPARTMENT OF REVENUE	61,330	647,037
TOWN OF BLACKSBURG	13,777	137,771
TOWN OF MT CRESTED BUTTE	1,387	30,816
TOWN OF SOUTH BOSTON	4,900	49,003
TREASURER STATE OF OHIO	153,528	2,045,554
UNION COUNTY SCHOOL DISTRICT	2,966	98,869
VERMONT DEPARTMENT OF TAXES	352,710	5,878,513
VERMONT DEPARTMENT OF TAXES	1,169	19,478
VIRGINIA DEPARTMENT OF TAXATION	11,736	260,768
WASHINGTON COUNTY BOARD OF EDUCATION	929	30,972
WASHINGTON DEPT. OF REVENUE	3,405	45,779
WEBSTER COUNTY BOARD OF EDUCATION	761	25,386
WISCONSIN DEPARTMENT OF REVENUE	4	187
WOLFE COUNTY SCHOOL DISTRICT	557	18,565
WOODFORD COUNTY BOARD OF EDUCATION	7,026	234,208
WYOMING DEPARTMENT OF REVENUE	82	1,463

Total	$6,931,534	$84,668,133

Note (A): The 911 surcharge is based upon the number of phone lines and not as a function of gross taxable sales.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended July 31, 2004

Payee	Amount Paid	Check Date
200 MINUTEMAN LIMITED	$7,345	07/15/04
ADDISON TOWN	16	07/27/04
APPLE TREE REALTY TRUST, INC.	1,937	07/21/04
BEAVER TOWNSHIP TAX COLLECTOR	14	07/23/04
BRISTOL TOWN	—	07/27/04
BUFFALO CITY	47,086	07/27/04
BUTLER COUNTY	783	07/27/04
CAL & JOANNE FAMILY LTD PRTNRSP	200	07/23/04
CARROLL COUNTY COMMISSIONERS	13,022	07/27/04
CITY OF AUBURN	57,238	07/27/04
CITY OF BUFFALO TREASURER	40,744	07/27/04
CITY OF NORTH ADAMS	3,337	07/23/04
CITY OF NORTH ADAMS	3,895	07/27/04
CITY OF SALEM	1,181	07/01/04
CITY OF SALEM	1,829	07/27/04
CITY OF VANCEBURG	226	07/27/04
CLERMONT COUNTY TREASURE	7,722	07/23/04
COUNTY OF ALLEGHENY	251	07/08/04
CUYAHOGA COUNTY	143,032	07/08/04
DARKE COUNTY TREASURER	127	07/27/04
DARLINGTON COUNTY	1,091	07/12/04
DARLINGTON COUNTY	251	07/27/04
DAVIE COUNTY	24	07/23/04
DILLON COUNTY TREASURER	185	07/12/04
DILLON COUNTY TREASURER	7,996	07/23/04
DILLON COUNTY TREASURER	213	07/29/04
DORIS LAWTON	778	07/14/04
DORIS LAWTON	185	07/29/04
DORIS LAWTON	170	07/30/04
EASTLAKE COMMERCIAL	58	07/23/04
EMPORIA CITY TREASURER	2,535	07/08/04
ESSEX TOWN TAX COLLECTOR	650	07/27/04
FREDRICK COUNTY TREASURER	314	07/27/04
GARRETT COUNTY TREASURER	251	07/23/04
GARRETT COUNTY TREASURER	3,203	07/27/04
GE CAPITAL FLEET SERVICES	6,701	07/07/04
GE CAPITAL FLEET SERVICES	989	07/09/04
GLOUCESTER CITY	8,163	07/27/04
GROTON TOWN	59	07/08/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended July 31, 2004

Payee	Amount Paid	Check Date
HANCOCK TOWN TAX	270	07/23/04
IREDELL COUNTY TAX COLLECTOR	950	07/23/04
JACKSON INDEPENDENT SCHOOLS	1,427	07/23/04
JAMES BRADY	1,146	07/28/04
JEFFERSON COUNTY	282	07/29/04
KATHRYN R SHERMAN	2,352	07/21/04
KIR TEMECULA L.P.	105	07/23/04
LARRY SCHREDER	991	07/27/04
LAURINBURG CITY TAX	577	07/27/04
LEIGH REALTY OF FLORIDA, INC.	668	07/16/04
LICKING COUNTY TREASURER	1,209	07/08/04
LINCOLN COUNTY TREASURER	12,799	07/23/04
MANCHESTER-BY-THE-SEA	979	07/27/04
MOULTONBOROUGH	313	07/08/04
NORTHVILLE VILLAGE	957	07/01/04
NYC DEPT OF FINANCE	5,010	07/01/04
OSSIPEE TAX DEPARTMENT	644	07/08/04
PASQUOTANK COUNTY TAX COLLECTOR	32,917	07/27/04
PAULDING COUNTY TREASURER	—	07/08/04
PAULDING COUNTY TREASURER	138	07/15/04
PEMBROKE TOWN TREASURER	5,142	07/27/04
PIKE COUNTY COURTHOUSE	242	07/08/04
PLYMOUTH TOWN	5,893	07/14/04
PLYMOUTH TOWN	856	07/27/04
PLYMOUTH TOWN TAX	2,010	07/27/04
RITE AID CORORATION	252	07/23/04
ROCKBRIDGE COUNTY	9	07/15/04
ROSS COUNTY TREASURER	52	07/08/04
ROSS COUNTY TREASURER	130	07/15/04
SALISBURY TOWN MA	992	07/27/04
SAN BERNARDINO COUNTY TREASURER	7,984	07/08/04
SAN BERNARDINO COUNTY TREASURER	13,579	07/23/04
SAN BERNARDINO COUNTY TREASURER	8,147	07/27/04
SAN DIEGO COUNTY	25,754	07/27/04
SCIOTO COUNTY	848	07/15/04
SEYMOUR TOWN TAX	24,999	07/01/04
SPENCER COUNTY	783	07/27/04
SPRING HOPE TOWN	1,144	07/27/04
SSD SYSTEMS	2	07/30/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended July 31, 2004

Payee	Amount Paid	Check Date
STARK TOWN TAX COLLECTOR	140	07/08/04
STRATFORD TOWN	30	07/23/04
SUMMIT COUNTY	2,514	07/27/04
SURRY COUNTY TAX COLLECTOR	80	07/23/04
TOWN OF ABINGTON TREASURER	2,173	07/27/04
TOWN OF BOURNE	3,003	07/23/04
TOWN OF BOURNE	1,909	07/27/04
TOWN OF BRATTLEBORO	5,729	07/23/04
TOWN OF BRATTLEBORO	707	07/27/04
TOWN OF CAMPTON	572	07/08/04
TOWN OF CARMEL	2,945	07/27/04
TOWN OF CHARLESTOWN	658	07/08/04
TOWN OF DUXBURY	4,663	07/27/04
TOWN OF EUSTIS	3,703	07/27/04
TOWN OF FRENCHVILLE	2,784	07/27/04
TOWN OF GLOVER	115	07/23/04
TOWN OF GREENE	10,797	07/27/04
TOWN OF KILLINGTON	9,869	07/27/04
TOWN OF KINGSTON	1,971	07/27/04
TOWN OF LIMINGTON	6,912	07/23/04
TOWN OF LITTLETON TAX COLLECTOR	947	07/01/04
TOWN OF MARS HILL	100	07/23/04
TOWN OF MARS HILL	6,412	07/27/04
TOWN OF MARSHFIELD	8,858	07/27/04
TOWN OF MERRIMAC	1,102	07/27/04
TOWN OF MILAN	364	07/08/04
TOWN OF OAK BLUFFS	750	07/23/04
TOWN OF PLYMOUTH	10,066	07/27/04
TOWN OF SANDWICH	9,705	07/27/04
TOWN OF SHEFFIELD MA	155	07/27/04
TOWN OF ST AGATHA	1,913	07/23/04
TOWN OF TISBURY	2,803	07/27/04
TOWN OF WALLAGRASS	1,153	07/27/04
TSC, LC	870	07/21/04
TUSCARAWAS COUNTY	17	07/08/04
VILLAGE OF ANGOLA	313	07/01/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended July 31, 2004

Payee	Amount Paid	Check Date
VILLAGE OF GRANVILLE	403	07/01/04
VILLAGE OF WILLIAMSVILLE	271	07/01/04
WATERBURY CITY COLLECTOR	14,478	07/23/04
WISCASSET TOWN	2,422	07/01/04
WOOD COUNTY TREASURER	139	07/27/04
WOODSTOCK TOWN	606	07/08/04
YORK COUNTY/SPRING GROVE TAX	725	07/15/04

Total	$652,199

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V

Court Reporting schedules for Sales and Other Taxes Paid
for the Month Ended July 31, 2004

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
ADAIR COUNTY BOARD	Gross Receipts Tax	$20	07/24/04
ALABAMA DEPARTMENT OF REVENUE	Gross Receipts Tax	259	07/14/04
ANDERSON COUNTY SCHOOL BOARD	Gross Receipts Tax	92	07/22/04
ARIZONA DEPARTMENT OF REVENUE	Sales Tax	27	07/14/04
ASHLAND INDEPENDENT BOARD OF	Utility Tax	11,743	07/12/04
AURORA NETWORKS	Sales Tax	(11)	07/07/04
BARREN COUNTY BOARD	Gross Receipts Tax	13	07/24/04
BATH COUNTY SCHOOL D	Utility Tax	531	07/12/04
BATH COUNTY SCHOOL D	Gross Receipts Tax	25	07/22/04
BEREA INDEPENDENT SCHOOL DIST	Utility Tax	2,445	07/12/04
BOARD OF EQUALIZATION	Sales Tax	136	07/20/04
BOARD OF EQUALIZATION	Sales Tax	185	07/21/04
BOARD OF EQUALIZATION	Sales Tax	289	07/30/04
BOURBON COUNTY SCHOOL	Utility Tax	343	07/12/04
BOURBON COUNTY SCHOOL	Gross Receipts Tax	31	07/22/04
BOYD COUNTY SCHOOL D	Utility Tax	3,117	07/12/04
BOYD COUNTY SCHOOL D	Sales Tax	12	07/15/04
BOYLE COUNTY SCHOOL DISTRICT	Utility Tax	1,523	07/12/04
BOYLE COUNTY SCHOOL DISTRICT	Gross Receipts Tax	162	07/22/04
BRACKEN COUNTY BOARD	Gross Receipts Tax	13	07/24/04
BREATHITT COUNTY SCH	Utility Tax	1,034	07/12/04
BREATHITT COUNTY SCH	Gross Receipts Tax	17	07/22/04
BRECKINRIDGE COUNTY	Gross Receipts Tax	17	07/24/04
BRECKINRIDGE COUNTY BOARD OF	Utility Tax	827	07/12/04
BUREAU OF TAXATION	Sales Tax	387	07/12/04
BURGIN EDUCATION BO	Utility Tax	325	07/12/04
BUTLER COUNTY SCHOOL DISTRICT	Utility Tax	57	07/12/04
CALIFORNIA HIGH COST FUND — A	Gross Receipts Tax	40	07/12/04
CALIFORNIA HIGH COST FUND —B	Sales Tax	541	07/12/04
CARTER COUNTY SCHOOL	Utility Tax	696	07/12/04
CARTER COUNTY SCHOOL	Gross Receipts Tax	27	07/22/04
CITY OF ARCADIA	Gross Receipts Tax	10	07/19/04
CITY OF BALDWIN PARK	Utility Tax	4,623	07/08/04
CITY OF BEAUMONT	Utility Tax	2,710	07/08/04
CITY OF BRAWLEY	Utility Tax	7,398	07/08/04
CITY OF BRAWLEY	Gross Receipts Tax	6	07/19/04
CITY OF CHARLOTTSVILLE	Utility Tax	61,734	07/29/04
CITY OF COLORADO SPRINGS	Sales Tax	164	07/12/04
CITY OF CULVER CITY	Gross Receipts Tax	6	07/19/04
CITY OF DESERT HOT SPRINGS	Gross Receipts Tax	6	07/19/04
CITY OF EL MONTE	Gross Receipts Tax	8	07/19/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V

Court Reporting schedules for Sales and Other Taxes Paid
for the Month Ended July 31, 2004

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
CITY OF FONTANA	Utility Tax	463	07/08/04
CITY OF FONTANA	Utility Tax	39,825	07/09/04
CITY OF FONTANA	Gross Receipts Tax	10	07/19/04
CITY OF GLENDALE	Gross Receipts Tax	6	07/19/04
CITY OF HERMOSA BEACH	Utility Tax	17,563	07/08/04
CITY OF HOLTVILLE	Utility Tax	1,732	07/08/04
CITY OF KALAMA	Gross Receipts Tax	14	07/15/04
CITY OF KELSO	Gross Receipts Tax	31	07/14/04
CITY OF KELSO	Utility Tax	19,000	07/23/04
CITY OF LA HABRA	Utility Tax	27,065	07/09/04
CITY OF LA HABRA	Gross Receipts Tax	49	07/19/04
CITY OF LONGVIEW	Gross Receipts Tax	198	07/15/04
CITY OF LONGVIEW	Utility Tax	65,244	07/23/04
CITY OF LOS ANGELES	Gross Receipts Tax	707	07/19/04
CITY OF MORENO VALLEY	Utility Tax	58,766	07/09/04
CITY OF MORENO VALLEY	Gross Receipts Tax	40	07/19/04
CITY OF PICO RIVERA	Utility Tax	9,670	07/08/04
CITY OF PICO RIVERA	Gross Receipts Tax	12	07/19/04
CITY OF PLACENTIA	Utility Tax	15,886	07/08/04
CITY OF PLACENTIA	Gross Receipts Tax	6	07/19/04
CITY OF PORT HUENEME	Utility Tax	9,113	07/08/04
CITY OF PULLMAN	Gross Receipts Tax	17	07/15/04
CITY OF REDONDO BEACH	Gross Receipts Tax	85	07/19/04
CITY OF REDONDO BEACH CA	Utility Tax	44,440	07/09/04
CITY OF RIALTO	Utility Tax	507	07/08/04
CITY OF RIALTO	Utility Tax	39,868	07/09/04
CITY OF SALEM	911 Surcharge	1	07/28/04
CITY OF SAN BERNARDINO	Utility Tax	1,154	07/08/04
CITY OF SAN BERNARDINO	Utility Tax	68,162	07/09/04
CITY OF SAN BERNARDINO	Gross Receipts Tax	14	07/19/04
CITY OF SAN BUENAVENTURA	Utility Tax	34,725	07/09/04
CITY OF SANTA ANA	Gross Receipts Tax	27	07/19/04
CITY OF SANTA MONICA	Utility Tax	399	07/08/04
CITY OF SANTA MONICA	Utility Tax	139,848	07/09/04
CITY OF SANTA MONICA	Gross Receipts Tax	183	07/19/04
CITY OF SEAL BEACH	Gross Receipts Tax	11	07/19/04
CITY OF SEQUIM	Gross Receipts Tax	3	07/15/04
CITY OF SIERRA MADRE	Gross Receipts Tax	6	07/19/04
CITY OF VANCOUVER	Gross Receipts Tax	12	07/15/04
CITY OF VENTURA	Gross Receipts Tax	10	07/19/04
CITY OF WAYNESBORO	Utility Tax	28,242	07/15/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V

Court Reporting schedules for Sales and Other Taxes Paid
for the Month Ended July 31, 2004

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
CITY OF WHITTIER	Gross Receipts Tax	5	07/19/04
CITY OF WINCHESTER	Utility Tax	17,045	07/14/04
CITY OF WOODLAND	Gross Receipts Tax	17	07/22/04
CLARK COUNTY SCHOOL	Gross Receipts Tax	156	07/22/04
CLAY COUNTY BOARD	Gross Receipts Tax	13	07/24/04
CLOVERPORT BOARD OF EDUCATION	Utility Tax	289	07/12/04
COLORADO DEPARTMENT OF REVENUE	Sales Tax	11	07/08/04
COLORADO DEPARTMENT OF REVENUE	Sales Tax	355	07/14/04
COLORADO DEPARTMENT OF REVENUE	Sales Tax	3,046	07/20/04
COMMONWEALTH OF MASS	Sales Tax	4,218	07/12/04
COMMONWEALTH OF MASS	Sales Tax	2,253	07/13/04
COMPTROLLER OF MARYLAND	Sales Tax	744	07/08/04
COMPTROLLER OF MARYLAND	Sales Tax	8,298	07/20/04
COMPTROLLER OF MD	Sales Tax	7,746	07/20/04
CONNECTICUT DEPT OF REVENUE	Sales Tax	372,909	07/30/04
COUNTY OF MONTGOMERY	Utility Tax	8,946	07/20/04
CUMBERLAND COUNTY	Gross Receipts Tax	14	07/24/04
DANVILLE INDEPENDENT SCHOOL DIS	Utility Tax	4,667	07/12/04
DAVIESS CO BOARD OF EDUCATION	Utility Tax	17,222	07/12/04
DAVIESS CO BOARD OF EDUCATION	Sales Tax	17	07/15/04
DEAF TRUST	Sales Tax	72	07/12/04
DEPT OF REVENUE	Sales Tax	257	07/14/04
ELLIOTT COUNTY SCHOO	Utility Tax	472	07/12/04
ESTILL COUNTY BOARD	Gross Receipts Tax	14	07/24/04
FAYETTE COUNTY PUBLIC SC	Gross Receipts Tax	35	07/22/04
FLEMING COUNTY SCHOOL DISTRICT	Gross Receipts Tax	21	07/22/04
FLORIDA DEPT OF REVENUE	Gross Receipts Tax	29,310	07/20/04
FLORIDA DEPT OF REVENUE	Sales Tax	85,701	07/20/04
FLORIDA DEPT OF REVENUE	Telecommunications Tax	3,337,539	07/20/04
FRANKLIN COUNTY SCHOOL DISTRICT	Utility Tax	103	07/12/04
FRANKLIN COUNTY SCHOOL DISTRICT	Gross Receipts Tax	4	07/22/04
GARRARD COUNTY SCHOOL DISTRICT	Utility Tax	473	07/12/04
GARRARD COUNTY SCHOOL DISTRICT	Gross Receipts Tax	36	07/22/04
GEORGIA DEPARTMENT OF REVENUE	Sales Tax	126	07/16/04
GEORGIA DEPT OF REVENUE	Sales Tax	16,635	07/20/04
HANCOCK COUNTY BOARD OF	Utility Tax	940	07/12/04
HANCOCK COUNTY BOARD OF	Gross Receipts Tax	29	07/22/04
HARLAN COUNTY SCHOOL	Utility Tax	237	07/12/04
HARLAN COUNTY SCHOOL	Gross Receipts Tax	21	07/23/04
HARRISON COUNTY SCHOOL DISTRICT	Utility Tax	2,473	07/12/04
HARRISON COUNTY SCHOOL DISTRICT	Gross Receipts Tax	26	07/22/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V

Court Reporting schedules for Sales and Other Taxes Paid
for the Month Ended July 31, 2004

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
HARRODSBURG BOARD OF EDUCATION	Utility Tax	2,643	07/12/04
HENDERSON CO BOARD OF EDUCATION	Utility Tax	2,232	07/12/04
HENDERSON CO BOARD OF EDUCATION	Gross Receipts Tax	10	07/22/04
IDAHO STATE TAX COMMISSION	Sales Tax	6,918	07/13/04
IDAHO UNIVERSAL SERV	Gross Receipts Tax	25	07/15/04
ILLINOIS DEPARTMENT OF REVENUE	Gross Receipts Tax	3	07/13/04
INDIANA DEPT OF REVENUE	Sales Tax	1,891	07/12/04
INDIANA DEPT OF REVENUE	Sales Tax	130	07/13/04
INDIANA DEPT OF REVENUE	Sales Tax	28,391	07/20/04
INTERNAL REVENUE SERVICE	Federal Excise Tax	42,849	07/12/04
JACKSON INDEPENDENT SCHOOLS	Utility Tax	506	07/12/04
JESSAMINE COUNTY BOARD OF EDUCA	Utility Tax	7,495	07/12/04
JESSAMINE COUNTY BOARD OF EDUCA	Gross Receipts Tax	83	07/22/04
KANSAS DEPT OF REVENUE	Gross Receipts Tax	10	07/22/04
KANSAS DEPT OF REVENUE	Sales Tax	38	07/22/04
KANSAS DEPT OF REVENUE	Sales Tax	17,814	07/26/04
KENTUCKY REVENUE CABINET	Sales Tax	1,930	07/20/04
KENTUCKY STATE TREASURER	Sales Tax	—	07/08/04
KNOX COUNTY BOARD OF EDUCATION	Gross Receipts Tax	11	07/22/04
LAUREL COUNTY SCHOOL	Utility Tax	11,685	07/12/04
LAUREL COUNTY SCHOOL	Gross Receipts Tax	216	07/22/04
LEE COUNTY SCHOOL DI	Utility Tax	1,217	07/12/04
LEE COUNTY SCHOOL DI	Gross Receipts Tax	19	07/22/04
LESLIE COUNTY SCHOOL	Utility Tax	961	07/12/04
LETCHER COUNTY BOARD OF EDUCATI	Utility Tax	782	07/12/04
LETCHER COUNTY BOARD OF EDUCATI	Gross Receipts Tax	23	07/22/04
LEWIS COUNTY BOARD OF	Utility Tax	1,048	07/12/04
LEWIS COUNTY BOARD OF	Gross Receipts Tax	17	07/22/04
LEWIS COUNTY SCHOOL	Utility Tax	108	07/12/04
LINCOLN COUNTY BOARD OF EDUCATI	Utility Tax	1,291	07/13/04
LINCOLN COUNTY BOARD OF EDUCATI	Gross Receipts Tax	22	07/22/04
LOGAN COUNTY SCHOOL DISTRICT	Utility Tax	35	07/12/04
MADISON COUNTY SCHOOL DISTRICT	Utility Tax	19,114	07/12/04
MADISON COUNTY SCHOOL DISTRICT	Sales Tax	45	07/15/04
MAINE REVENUE SERVICES	Sales Tax	291,030	07/15/04
MARION COUNTY SCHOOL	Utility Tax	2,709	07/12/04
MARION COUNTY SCHOOL	Gross Receipts Tax	35	07/22/04
MASS DEPT OF REVENUE	Sales Tax	557	07/20/04
MCLEAN COUNTY SCHOOL DISTRICT	Utility Tax	911	07/12/04
MCLEAN COUNTY SCHOOL DISTRICT	Gross Receipts Tax	18	07/22/04
MENIFEE COUNTY SCHOO	Utility Tax	261	07/12/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V

Court Reporting schedules for Sales and Other Taxes Paid
for the Month Ended July 31, 2004

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
MENIFEE COUNTY SCHOO	Gross Receipts Tax	48	07/23/04
MERCER COUNTY SCHOOL DISTRICT	Utility Tax	1,748	07/12/04
MERCER COUNTY SCHOOL DISTRICT	Sales Tax	130	07/22/04
MISSISSIPPI STATE TAX COMMISSIO	Sales Tax	6,432	07/12/04
MISSISSIPPI STATE TAX COMMISSIO	Sales Tax	48	07/13/04
MONTANA DEPT OF REVENUE	Gross Receipts Tax	19	07/28/04
MONTGOMERY COUNTY SCHOOL DISTRI	Gross Receipts Tax	85	07/22/04
MORGAN COUNTY SCHOOL	Utility Tax	1,818	07/12/04
MORGAN COUNTY SCHOOL	Gross Receipts Tax	11	07/22/04
NECA KUSF	Gross Receipts Tax	7	07/14/04
NECA TX USF	Gross Receipts Tax	6	07/22/04
NECA VUSF	Gross Receipts Tax	261	07/14/04
NELSON COUNTY BOARD OF EDUCATIO	Utility Tax	1,404	07/12/04
NELSON COUNTY BOARD OF EDUCATIO	Gross Receipts Tax	12	07/22/04
NEW JERSEY SALES TAX	Sales Tax	641	07/13/04
NICHOLAS COUNTY SCHO	Utility Tax	347	07/13/04
NICHOLAS COUNTY SCHO	Gross Receipts Tax	22	07/22/04
NORTH CAROLINA DEPT OF REVENUE	Sales Tax	524	07/12/04
NORTH CAROLINA DEPT OF REVENUE	Sales Tax	15,387	07/14/04
NYS SALES TAX PROCESSING	Sales Tax	8,055	07/14/04
OHIO COUNTY SCHOOL DISTRICT	Utility Tax	25	07/13/04
OHIO COUNTY SCHOOL DISTRICT	Gross Receipts Tax	26	07/22/04
OKLAHOMA TAX COMMISSION	Sales Tax	860	07/08/04
OWENSBORO BOARD OF EDUCATION	Utility Tax	11,802	07/13/04
OWSLEY COUNTY BOARD OF EDUCATIO	Utility Tax	426	07/13/04
OWSLEY COUNTY BOARD OF EDUCATIO	Gross Receipts Tax	12	07/22/04
PA DEPARTMENT OF REV	Sales Tax	36	07/16/04
PA DEPARTMENT OF REVENUE	Sales Tax	199,962	07/20/04
PA DEPT. OF REVENUE	Sales Tax	3,227	07/14/04
PA DEPT. OF REVENUE	Sales Tax	13,517	07/16/04
PARIS INDEPENDENT SCHOOLS	Utility Tax	1,705	07/13/04
PERRY COUNTY SCHOOL	Utility Tax	275	07/13/04
PERRY COUNTY SCHOOL	Gross Receipts Tax	21	07/23/04
PETERSBURG CITY O(T)	Utility Tax	20,249	07/14/04
PIKE COUNTY BOARD	Gross Receipts Tax	15	07/24/04
POWELL COUNTY SCHOOL	Utility Tax	2,135	07/13/04
POWELL COUNTY SCHOOL	Gross Receipts Tax	23	07/22/04
PUBLIC SERVICE COMMISSION	Gross Receipts Tax	225	07/19/04
PULASKI COUNTY BOARD	Gross Receipts Tax	17	07/24/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V

Court Reporting schedules for Sales and Other Taxes Paid
for the Month Ended July 31, 2004

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
ROCKCASTLE COUNTY	Gross Receipts Tax	16	07/24/04
ROCKCASTLE COUNTY SCHOOL	Utility Tax	461	07/13/04
ROWAN COUNTY SCHOOL DISTRICT	Gross Receipts Tax	95	07/22/04
RUSSELL INDEPENDENT	Utility Tax	6,944	07/13/04
SCOTT COUNTY SCHOOL	Utility Tax	5,046	07/13/04
SCOTT COUNTY SCHOOL	Gross Receipts Tax	78	07/22/04
SOUTH CAROLINA DEPARTMENT OF	Sales Tax	58,141	07/20/04
STATE OF CONNECTICUT	Sales Tax	180	07/23/04
STATE OF MICHIGAN	Sales Tax	300	07/12/04
STATE OF NEW HAMPSHIRE	Utility Tax	34,211	07/08/04
STATE OF NEW HAMPSHIRE	Utility Tax	45,917	07/09/04
STATE OF NEW HAMPSHIRE	Gross Receipts Tax	1,609	07/14/04
STATE OF RHODE ISLAND	Sales Tax	20	07/14/04
STATE TAX DEPARTMENT	Sales Tax	38,730	07/08/04
STATE TAX DEPARTMENT	Sales Tax	104,288	07/09/04
TENNESSEE DEPT OF REVENUE	Sales Tax	780	07/16/04
TENNESSEE DEPT OF REVENUE	Sales Tax	61,799	07/20/04
TOWN OF ALBION	Utility Tax	324	07/08/04
TOWN OF BLACKSBURG	Utility Tax	13,864	07/20/04
TOWN OF MT CRESTED BUTTE	Utility Tax	1,422	07/08/04
TOWN OF SOUTH BOSTON	Utility Tax	4,830	07/15/04
TREASURER — STATE OF OHIO	Sales Tax	39,381	07/26/04
TREASURER OF STATE OF OHIO	Sales Tax	6,632	07/26/04
TREASURER STATE OF OHIO	Sales Tax	23,883	07/14/04
TREASURER STATE OF OHIO	Sales Tax	78,916	07/26/04
UNION COUNTY SCHOOL DISTRICT	Utility Tax	3,037	07/13/04
UNION COUNTY SCHOOL DISTRICT	Gross Receipts Tax	33	07/22/04
UNIVERSAL LIFETIME TELEPHONE SE	Gross Receipts Tax	270	07/12/04
UNIVERSAL SERVICE ADMINSTRATIVE	Gross Receipts Tax	3,387	07/28/04
VERMONT DEPT OF TAXES	Sales Tax	349,258	07/21/04
VIRGINIA DEPARTMENT OF TAXATION	Sales Tax	1,502	07/16/04
VIRGINIA DEPARTMENT OF TAXATION	Sales Tax	9,504	07/19/04
WASHINGTON COUNTY BOARD OF EDU	Utility Tax	924	07/13/04
WASHINGTON COUNTY BOARD OF EDU	Gross Receipts Tax	16	07/22/04
WASHINGTON DEPT OF REVENUE	Sales Tax	2,798	07/16/04
WASHINGTON DEPT OF REVENUE	Sales Tax	586	07/19/04
WEBSTER COUNTY BOARD OF	Utility Tax	13	07/13/04
WEBSTER COUNTY BOARD OF	Utility Tax	761	07/19/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V

Court Reporting schedules for Sales and Other Taxes Paid
for the Month Ended July 31, 2004

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
WEBSTER COUNTY BOARD OF	Gross Receipts Tax	16	07/23/04
WEST VIRGINIA STATE TAX DEPT	Sales Tax	149,913	07/20/04
WOLFE COUNTY SCHOOL	Utility Tax	586	07/13/04
WOLFE COUNTY SCHOOL	Gross Receipts Tax	18	07/22/04
WOODFORD COUNTY BOARD OF ED	Utility Tax	2,749	07/13/04
WOODFORD COUNTY BOARD OF ED	Gross Receipts Tax	78	07/22/04

Total		$6,437,159

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements
for the Month Ended July 31, 2004

LEGAL ENTITY	Account Number	Case Number	Disbursements
ACC CABLE COMMUNICATIONS FL-VA, LLC	081-02-41904	02-41904	$3,560,053
ACC CABLE HOLDINGS VA, INC.	081-02-41905	02-41905	—
ACC HOLDINGS II, LLC	081-02-41955	02-41955	—
ACC INVESTMENT HOLDINGS, INC.	081-02-41957	02-41957	250
ACC OPERATIONS, INC.	081-02-41956	02-41956	311,786
ACC TELECOMMUNICATIONS HOLDINGS LLC	081-02-41864	02-41864	—
ACC TELECOMMUNICATIONS LLC	081-02-41863	02-41863	1,113,977
ACC TELECOMMUNICATIONS OF VIRGINIA LLC	081-02-41862	02-41862	173,960
ACC-AMN HOLDINGS, LLC	081-02-41861	02-41861	—
ADELPHIA ACQUISITION SUBSIDIARY, INC.	081-02-41860	02-41860	—
ADELPHIA ARIZONA, INC.	081-02-41859	02-41859	—
ADELPHIA BLAIRSVILLE, LLC	081-02-41735	02-41735	—
ADELPHIA CABLE PARTNERS, LP	081-02-41902	02-41902	6,203,061
ADELPHIA CABLEVISION ASSOCIATES, LP	081-02-41913	02-41913	917,881
ADELPHIA CABLEVISION CORP.	081-02-41752	02-41752	1,130,690
ADELPHIA CABLEVISION OF BOCA RATON, LLC	081-02-41751	02-41751	1,665,175
ADELPHIA CABLEVISION OF FONTANA, LLC	081-02-41755	02-41755	—
ADELPHIA CABLEVISION OF INLAND EMPIRE, LLC	081-02-41754	02-41754	6,208,769
ADELPHIA CABLEVISION OF NEW YORK, INC.	081-02-41892	02-41892	3,559,521
ADELPHIA CABLEVISION OF NEWPORT BEACH, LLC	081-02-41947	02-41947	568,377
ADELPHIA CABLEVISION OF ORANGE COUNTY II, LLC	081-02-41781	02-41781	606,193
ADELPHIA CABLEVISION OF ORANGE COUNTY, LLC	081-02-41946	02-41946	589,300
ADELPHIA CABLEVISION OF SAN BERNANDINO, LLC	081-02-41753	02-41753	—
ADELPHIA CABLEVISION OF SANTA ANA, LLC	081-02-41831	02-41831	1,984,759
ADELPHIA CABLEVISION OF SEAL BEACH, LLC	081-02-41757	02-41757	195,770
ADELPHIA CABLEVISION OF SIMI VALLEY, LLC	081-02-41830	02-41830	918,002
ADELPHIA CABLEVISION OF THE KENNEBUNKS, LLC	081-02-41943	02-41943	347,338
ADELPHIA CABLEVISION OF WEST PALM BEACH III, LLC	081-02-41783	02-41783	356,005
ADELPHIA CABLEVISION OF WEST PALM BEACH IV, LLC	081-02-41766	02-41766	3,593,913
ADELPHIA CABLEVISION OF WEST PALM BEACH V, LLC	081-02-41764	02-41764	341,169
ADELPHIA CABLEVISION, LLC	081-02-41858	02-41858	86,098,125
ADELPHIA CALIFORNIA CABLEVISION, LLC	081-02-41942	02-41942	4,266,555
ADELPHIA CENTRAL PENNSYLVANIA, LLC	081-02-41950	02-41950	7,016,919
ADELPHIA CLEVELAND, LLC	081-02-41793	02-41793	15,200,274
ADELPHIA COMMUNICATIONS CORPORATION	081-02-41729	02-41729	305
ADELPHIA COMMUNICATIONS INTERNATIONAL, INC.	081-02-41857	02-41857	250
ADELPHIA COMMUNICATIONS OF CALIFORNIA II, LLC	081-02-41748	02-41748	3,870,245
ADELPHIA COMMUNICATIONS OF CALIFORNIA III, LLC	081-02-41817	02-41817	2,020,844
ADELPHIA COMMUNICATIONS OF CALIFORNIA, LLC	081-02-41749	02-41749	190,652
ADELPHIA COMPANY OF WESTERN CONNECTICUT	081-02-41801	02-41801	4,559,843

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements
for the Month Ended July 31, 2004

LEGAL ENTITY	Account Number	Case Number	Disbursements
ADELPHIA GENERAL HOLDINGS III, LLC	081-02-41854	02-41854	—
ADELPHIA GP HOLDINGS, LLC	081-02-41829	02-41829	—
ADELPHIA GS CABLE, LLC	081-02-41908	02-41908	2,715,075
ADELPHIA HARBOR CENTER HOLDINGS LLC	081-02-41853	02-41853	250
ADELPHIA HOLDINGS 2001, LLC	081-02-41926	02-41926	—
ADELPHIA INTERNATIONAL II, LLC	081-02-41856	02-41856	250
ADELPHIA INTERNATIONAL III, LLC	081-02-41855	02-41855	250
ADELPHIA MOBILE PHONES, INC.	081-02-41852	02-41852	250
ADELPHIA OF THE MIDWEST, INC.	081-02-41794	02-41794	250
ADELPHIA PINELLAS COUNTY, LLC	081-02-41944	02-41944	—
ADELPHIA PRESTIGE CABLEVISION, LLC	081-02-41795	02-41795	8,241,820
ADELPHIA TELECOMMUNICATIONS OF FLORIDA, INC.	081-02-41939	02-41939	39,742
ADELPHIA TELECOMMUNICATIONS, INC.	081-02-41851	02-41851	2,540,042
ADELPHIA WELLSVILLE, LLC	081-02-41850	02-41850	—
ADELPHIA WESTERN NEW YORK HOLDINGS, LLC	081-02-41849	02-41849	500
ARAHOVA COMMUNICATIONS, INC.	081-02-41815	02-41815	26,565
ARAHOVA HOLDINGS, LLC	081-02-41893	02-41893	250
BADGER HOLDING CORP	081-02-41792	02-41792	250
BETTER TV INC. OF BENNINGTON	081-02-41914	02-41914	501,335
BLACKSBURG/SALEM CABLEVISION, INC.	081-02-41759	02-41759	1,128,168
BRAZAS COMMUNICATIONS, INC.	081-02-41804	02-41804	250
BUENAVISION TELECOMMUNICATIONS, INC.	081-02-41938	02-41938	682,901
CABLE SENTRY CORPORATION	081-02-41894	02-41894	—
CALIFORNIA AD SALES, LLC	081-02-41945	02-41945	—
CCC-III, INC.	081-02-41867	02-41867	—
CCC-INDIANA, INC.	081-02-41937	02-41937	—
CCH INDIANA, LP	081-02-41935	02-41935	—
CDA CABLE, INC.	081-02-41879	02-41879	174,435
CENTURY ADVERTISING, INC.	081-02-41731	02-41731	250
CENTURY ALABAMA CORP	081-02-41889	02-41889	266,495
CENTURY ALABAMA HOLDING CORP	081-02-41891	02-41891	—
CENTURY AUSTRALIA COMMUNICATIONS CORP	081-02-41738	02-41738	250
CENTURY BERKSHIRE CABLE CORP	081-02-41762	02-41762	384,416
CENTURY CABLE HOLDING CORP	081-02-41814	02-41814	1,250
CENTURY CABLE HOLDINGS, LLC	081-02-41812	02-41812	15,245,355
CENTURY CABLE MANAGEMENT CORPORATION	081-02-41887	02-41887	354,107
CENTURY CABLE OF SOUTHERN CALIFORNIA	081-02-41745	02-41745	—
CENTURY CABLEVISION HOLDINGS, LLC	081-02-41936	02-41936	2,568,176
CENTURY CAROLINA CORP	081-02-41886	02-41886	559,868
CENTURY COLORADO SPRINGS CORP	081-02-41736	02-41736	121,647

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements
for the Month Ended July 31, 2004

LEGAL ENTITY	Account Number	Case Number	Disbursements
CENTURY COLORADO SPRINGS PARTNERSHIP	081-02-41774	02-41774	5,932,259
CENTURY COMMUNICATIONS CORPORATION	081-02-12834	02-12834	1,983,446
CENTURY CULLMAN CORP	081-02-41888	02-41888	299,143
CENTURY ENTERPRISE CABLE CORP	081-02-41890	02-41890	430,746
CENTURY EXCHANGE, LLC	081-02-41744	02-41744	250
CENTURY FEDERAL, INC.	081-02-41747	02-41747	—
CENTURY GRANITE CABLE TELEVISION CORP.	081-02-41779	02-41779	—
CENTURY HUNTINGTON COMPANY	081-02-41885	02-41885	2,306,059
CENTURY INDIANA CORP	081-02-41768	02-41768	250
CENTURY INVESTMENT HOLDING CORP	081-02-41740	02-41740	250
CENTURY INVESTORS, INC.	081-02-41733	02-41733	250
CENTURY ISLAND ASSOCIATES, INC.	081-02-41771	02-41771	27,899
CENTURY ISLAND CABLE TELEVISION CORP	081-02-41772	02-41772	250
CENTURY KANSAS CABLE TELEVISION CORP	081-02-41884	02-41884	153,085
CENTURY LYKENS CABLE CORP	081-02-41883	02-41883	157,062
CENTURY MENDOCINO CABLE TELEVISION, INC.	081-02-41780	02-41780	536,510
CENTURY MISSISSIPPI CORP	081-02-41882	02-41882	458,597
CENTURY MOUNTAIN CORP	081-02-41797	02-41797	146,721
CENTURY NEW MEXICO CABLE TELEVISION CORP.	081-02-41784	02-41784	1,072
CENTURY NORWICH CORP	081-02-41881	02-41881	1,082,154
CENTURY OHIO CABLE TELEVISION CORP	081-02-41811	02-41811	537,747
CENTURY OREGON CABLE CORP	081-02-41739	02-41739	250
CENTURY PACIFIC CABLE TV INC	081-02-41746	02-41746	—
CENTURY PROGRAMMING, INC.	081-02-41732	02-41732	653
CENTURY REALTY CORP.	081-02-41813	02-41813	—
CENTURY SHASTA CABLE TELEVISION CORP	081-02-41880	02-41880	250
CENTURY SOUTHWEST COLORADO CABLE TELEVISION CORP	081-02-41770	02-41770	10,613
CENTURY TRINIDAD CABLE TELEVISION CORP.	081-02-41790	02-41790	96,443
CENTURY VIRGINIA CORP	081-02-41796	02-41796	436,909
CENTURY VOICE AND DATA COMMUNICATIONS, INC.	081-02-41737	02-41737	250
CENTURY WARRICK CABLE CORP.	081-02-41763	02-41763	250
CENTURY WASHINGTON CABLE TELEVISION, INC.	081-02-41878	02-41878	250
CENTURY WYOMING CABLE TELEVISION CORP.	081-02-41789	02-41789	72,972
CENTURY-TCI CALIFORNIA COMMUNICATIONS, LP	081-02-41743	02-41743	506,531
CENTURY-TCI CALIFORNIA, LP	081-02-41741	02-41741	46,561,748
CENTURY-TCI HOLDINGS, LLC	081-02-41742	02-41742	250
CHELSEA COMMUNICATIONS, INC.	081-02-41923	02-41923	1,000
CHELSEA COMMUNICATIONS, LLC	081-02-41924	02-41924	16,435,940
CHESTNUT STREET SERVICES, LLC	081-02-41842	02-41842	—
CLEAR CABLEVISION, INC.	081-02-41756	02-41756	—

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements
for the Month Ended July 31, 2004

LEGAL ENTITY	Account Number	Case Number	Disbursements
CMA CABLEVISION ASSOCIATES VII, LP	081-02-41808	02-41808	880,474
CMA CABLEVISION ASSOCIATES XI, LP	081-02-41807	02-41807	231,183
CORAL SECURITY, INC	081-02-41895	02-41895	—
COWLITZ CABLEVISION, INC.	081-02-41877	02-41877	764,923
CP-MDU I LLC	081-02-41940	02-41940	—
CP-MDU II LLC	081-02-41941	02-41941	—
E & E CABLE SERVICE, INC.	081-02-41785	02-41785	250
EASTERN VIRGINIA CABLEVISION HOLDINGS, LLC	081-02-41799	02-41799	250
EASTERN VIRGINIA CABLEVISION, LP	081-02-41800	02-41800	711,322
EMPIRE SPORTS NETWORK, LP	081-02-41844	02-41844	308,834
FAE CABLE MANAGEMENT CORP	081-02-41734	02-41734	250
FOP INDIANA, LP	081-02-41816	02-41816	186,262
FRONTIERVISION ACCESS PARTNERS, LLC	081-02-41819	02-41819	1,946,944
FRONTIERVISION CABLE NEW ENGLAND, INC.	081-02-41822	02-41822	1,061,156
FRONTIERVISION CAPITAL CORPORATION	081-02-41820	02-41820	250
FRONTIERVISION HOLDINGS CAPITAL CORPORATION	081-02-41824	02-41824	250
FRONTIERVISION HOLDINGS CAPITAL II CORPORATION	081-02-41823	02-41823	250
FRONTIERVISION HOLDINGS, LLC	081-02-41827	02-41827	250
FRONTIERVISION HOLDINGS, LP	081-02-41826	02-41826	300
FRONTIERVISION OPERATING PARTNERS, LLC	081-02-41825	02-41825	250
FRONTIERVISION OPERATING PARTNERS, LP	081-02-41821	02-41821	35,275,088
FRONTIERVISION PARTNERS, LP	081-02-41828	02-41828	250
FT MYERS CABLEVISION, LLC	081-02-41948	02-41948	125
FT. MYERS ACQUISITION LIMITED PARTNERSHIP	081-02-41949	02-41949	250
GENESIS CABLE COMMUNICATIONS SUBSIDIARY, LLC	081-02-41903	02-41903	—
GLOBAL ACQUISITION PARTNERS, LP	081-02-41933	02-41933	1,663,673
GLOBAL CABLEVISION II, LLC	081-02-41934	02-41934	250
GRAFTON CABLE COMPANY	081-02-41788	02-41788	250
GS CABLE, LLC	081-02-41907	02-41907	3,069,254
GS TELECOMMUNICATIONS LLC	081-02-41906	02-41906	—
HARRON CABLEVISION OF NEW HAMPSHIRE, INC.	081-02-41750	02-41750	2,128,023
HUNTINGTON CATV, INC.	081-02-41765	02-41765	—
IMPERIAL VALLEY CABLEVISION, INC.	081-02-41876	02-41876	922,166
KALAMAZOO COUNTY CABLEVISION, INC.	081-02-41922	02-41922	250
KEY BISCAYNE CABLEVISION	081-02-41898	02-41898	152,882
KOOTENAI CABLE, INC.	081-02-41875	02-41875	1,323,239
LAKE CHAMPLAIN CABLE TELEVISION CORPORATION	081-02-41911	02-41911	242,170
LEADERSHIP ACQUISITION LIMITED PARTNERSHIP	081-02-41931	02-41931	—
LOUISA CABLEVISION, INC.	081-02-41760	02-41760	24,454
MANCHESTER CABLEVISION, INC.	081-02-41758	02-41758	—
MARTHA'S VINEYARD CABLEVISION, LP	081-02-41805	02-41805	311,433

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements
for the Month Ended July 31, 2004

LEGAL ENTITY	Account Number	Case Number	Disbursements
MERCURY COMMUNICATIONS, INC.	081-02-41840	02-41840	58,460
MICKELSON MEDIA OF FLORIDA, INC.	081-02-41874	02-41874	256,916
MICKELSON MEDIA, INC.	081-02-41782	02-41782	140,217
MONTGOMERY CABLEVISION, INC.	081-02-41848	02-41848	250
MONUMENT COLORADO CABLEVISION, INC.	081-02-41932	02-41932	192,206
MOUNTAIN CABLE COMMUNICATIONS CORPORATION	081-02-41916	02-41916	1,510
MOUNTAIN CABLE COMPANY, LP	081-02-41909	02-41909	5,414,508
MT. LEBANON CABLEVISION, INC	081-02-41920	02-41920	—
MULTI-CHANNEL TV CABLE COMPANY	081-02-41921	02-41921	1,234,670
NATIONAL CABLE ACQUISITION ASSOCIATES, LP	081-02-41952	02-41952	2,542,654
OLYMPUS CABLE HOLDINGS, LLC	081-02-41925	02-41925	5,780,898
OLYMPUS CAPITAL CORPORATION	081-02-41930	02-41930	250
OLYMPUS COMMUNICATIONS HOLDINGS, LLC	081-02-41953	02-41953	—
OLYMPUS COMMUNICATIONS, LP	081-02-41954	02-41954	1,250
OLYMPUS SUBSIDIARY, LLC	081-02-41928	02-41928	—
OWENSBORO INDIANA, LP	081-02-41773	02-41773	—
OWENSBORO ON THE AIR, INC.	081-02-41777	02-41777	500
OWENSBORO-BRUNSWICK, INC.	081-02-41730	02-41730	3,557,261
PAGE TIME, INC.	081-02-41839	02-41839	(90,226)
PARAGON CABLE TELEVISION, INC.	081-02-41778	02-41778	750
PARAGON CABLEVISION CONSTRUCTION CORPORATION	081-02-41775	02-41775	—
PARAGON CABLEVISION MANAGEMENT CORPORATION	081-02-41776	02-41776	—
PARNASSOS COMMUNICATIONS, LP	081-02-41846	02-41846	172,361
PARNASSOS HOLDINGS, LLC	081-02-41845	02-41845	—
PARNASSOS, LP	081-02-41843	02-41843	19,385,084
PERICLES COMMUNICATIONS CORPORATION	081-02-41919	02-41919	250
PULLMAN TV CABLE CO., INC.	081-02-41873	02-41873	523,604
RENTAVISION OF BRUNSWICK, INC.	081-02-41872	02-41872	526,966
RICHMOND CABLE TELEVISION CORPORATION	081-02-41912	02-41912	90,240
RIGPAL COMMUNICATIONS, INC.	081-02-41917	02-41917	—
ROBINSON/PLUM CABLEVISION, LP	081-02-41927	02-41927	494,530
S/T CABLE CORPORATION	081-02-41791	02-41791	250
SABRES, INC.	081-02-41838	02-41838	250
SCRANTON CABLEVISION, INC.	081-02-41761	02-41761	1,996,955
SENTINEL COMMUNICATIONS OF MUNCIE, INDIANA, INC.	081-02-41767	02-41767	—
SOUTHEAST FLORIDA CABLE, INC.	081-02-41900	02-41900	19,184,577
SOUTHWEST COLORADO CABLE INC.	081-02-41769	02-41769	166,411
SOUTHWEST VIRGINIA CABLE, INC.	081-02-41833	02-41833	837,545
STAR CABLE INC.	081-02-41787	02-41787	250
STARPOINT, LIMITED PARTNERSHIP	081-02-41897	02-41897	1,189,850

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements
for the Month Ended July 31, 2004

LEGAL ENTITY	Account Number	Case Number	Disbursements
SVHH CABLE ACQUISITION, LP	081-02-41836	02-41836	1,174,951
SVHH HOLDINGS, LLC	081-02-41837	02-41837	—
TELE-MEDIA COMPANY OF HOPEWELL-PRINCE GEORGE	081-02-41798	02-41798	831,496
TELE-MEDIA COMPANY OF TRI-STATES, LP	081-02-41809	02-41809	—
TELE-MEDIA INVESTMENT PARTNERSHIP, LP	081-02-41951	02-41951	1,461,800
TELESAT ACQUISITION LIMITED PARTNERSHIP	081-02-41929	02-41929	—
TELESAT ACQUISITION, LLC	081-02-41871	02-41871	2,405,506
THE GOLF CLUB AT WENDING CREEK FARMS, LLC	081-02-41841	02-41841	—
THE MAIN INTERNETWORKS, INC.	081-02-41818	02-41818	—
THE WESTOVER TV CABLE CO., INC.	081-02-41786	02-41786	250
THREE RIVERS CABLE ASSOCIATES, LP	081-02-41910	02-41910	819,053
TIMOTHEOS COMMUNICATIONS, LP	081-02-41901	02-41901	250
TMC HOLDINGS CORPORATION	081-02-41803	02-41803	500
TMC HOLDINGS, LLC	081-02-41802	02-41802	—
TRI-STATES, LLC	081-02-41810	02-41810	250
UCA LLC	081-02-41834	02-41834	11,615,364
UPPER ST. CLAIR CABLEVISION INC	081-02-41918	02-41918	—
US TELE-MEDIA INVESTMENT COMPANY	081-02-41835	02-41835	250
VALLEY VIDEO, INC.	081-02-41870	02-41870	130,287
VAN BUREN COUNTY CABLEVISION, INC.	081-02-41832	02-41832	229,519
WARRICK CABLEVISION, INC	081-02-41866	02-41866	—
WARRICK INDIANA, LP	081-02-41865	02-41865	233,829
WELLSVILLE CABLEVISION, LLC	081-02-41806	02-41806	382,934
WEST BOCA ACQUISITION LIMITED PARTNERSHIP	081-02-41899	02-41899	2,066,930
WESTERN NY CABLEVSION, LP	081-02-41847	02-41847	—
WESTVIEW SECURITY, INC	081-02-41896	02-41896	—
WILDERNESS CABLE COMPANY	081-02-41869	02-41869	148,728
YOUNG'S CABLE TV CORP	081-02-41915	02-41915	279,623
YUMA CABLEVISION, INC.	081-02-41868	02-41868	1,163,397

Total			$409,115,686

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VII

Court Reporting schedules for Insurance Coverage

Coverage **	Company	Policy No.	Term

Commercial Property	Lexington, C N A, RSUI	7474233; 1098648388; 335349	05/16/04 – 05/16/05

Commercial General Liability	AIG (American Home Assurance Co)	4806343, 4806117, 4806148	12/15/03 – 05/16/05

Commercial Automobile Liability	AIG (American Home Assurance Co)	MA – 5189088 VA – 5189089 TX – 5189090 All other states — 5189087	05/16/04 – 05/16/05

Excess Automobile Liability	AIG (Lexington)	All States – 4261364	05/16/04 – 05/16/05

Worker's Compensation	AIG (New Hampshire Ins. Co., AI South Insurance Co., National Union Fire Insurance Co. of VT, and Ins. Co. State of PA)	All states except monopolistic policy numbers 5212710, 5212711, 5212712, 5212713	05/16/04 – 05/16/05
California	State Compensation Insurance Fund	1703671-03	05/16/03 – 05/16/04
Ohio	Ohio Bureau of Workers Compensation	1328524	Ongoing*
Washington State	WA Department of Labor & Industry	083 004 452	10/1/99 – Ongoing*
West Virginia	West Virginia Workers' Compensation	20104948 101	10/1/99 – Ongoing*
Wyoming	Wyoming Department of Employment	366575	10/1/99 – Ongoing*

International Package Policy (Liability & Foreign Voluntary Comp)	ACE USA (ACE American Insurance Co.)	PHF073190	10/15/03 – 10/15/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VII

Court Reporting schedules for Insurance Coverage

Coverage **	Company	Policy No.	Term

Aircraft Policy	AIG (National Union Fire Insurance Co.)	GM3380176-01	11/01/03 – 11/01/04

Umbrella Liability	Zurich (American Guarantee & Liability Insurance Co.)	AUC937411601	05/16/04 – 05/16/05
Excess Umbrella Liability	XL, St. Paul, Zurich	US00006683L104A, Q16400089, AEC380810300	05/16/04 – 05/16/05

Executive Protection (Special Crime)	Liberty Insurance Underwriters	180933013	12/19/03 – 12/19/04

New York Disability	Cigna	NYD 074487	07/01/04 – 07/01/05

Pollution Liability	Quanta Reinsurance U.S. Ltd.	On-site coverage (2000110) Off-site coverage(2000111)	01/01/04 – 01/01/05

Fiduciary Liability Insurance	Houston Casualty Co.	14MG03A2983	12/08/03 – 12/08/04

Directors & Officers Liability	AIG (National Union Insurance Co.)	7290984	12/31/03 – 12/31/04

Directors & Officers Liability Tail	Associated Electric & Gas Insurance Services Limited (AEGIS)	D0999A1A00	12/31/03 – 12/31/05 (Extension of Limit of Liability of 12/31/00-03 term)

Excess Directors & Officers Liability	U.S. Specialty Insurance Co. Hartford (Twin City Fire Ins. Co.) Hudson Insurance Co. Axis Reinsurance Co. Old Republic Insurance Co.	14MGU03A3639 00DA02209103 HN03031687 RBN502748 CUG27319	12/31/03 – 12/31/04

Blanket Fidelity Bond incl ERISA	Great American Insurance Co.	554-43-87	05/16/04 – 05/16/05

Media Professional Liability	ACE (Illinois Union Insurance Company)	EON G21640104 002	01/22/04 – 01/22/05

*
Ongoing means until the policy is cancelled by Adelphia or carrier

**
The named insured is Adelphia Communications Corporation et al for all of the coverages.

QuickLinks

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) UNAUDITED CONSOLIDATED BALANCE SHEET (Dollars in thousands, except per share amounts)
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share amounts)
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Summary
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Schedule I Court Reporting schedules for Payroll and Payroll Taxes for the Month Ended July 31, 2004
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Schedule II Court Reporting schedules for Payroll Taxes Paid for the Month Ended July 31, 2004
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Schedule II Court Reporting schedules for Payroll Taxes Paid for the Month Ended July 31, 2004
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Schedule II Court Reporting schedules for Payroll Taxes Paid for the Month Ended July 31, 2004
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Schedule II Court Reporting schedules for Payroll Taxes Paid for the Month Ended July 31, 2004
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Schedule II Court Reporting schedules for Payroll Taxes Paid for the Month Ended July 31, 2004
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Schedule II Court Reporting schedules for Payroll Taxes Paid for the Month Ended July 31, 2004
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Schedule II Court Reporting schedules for Payroll Taxes Paid for the Month Ended July 31, 2004
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Schedule III Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales for the Month Ended July 31, 2004
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Schedule III Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales for the Month Ended July 31, 2004
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Schedule III Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales for the Month Ended July 31, 2004
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Schedule III Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales for the Month Ended July 31, 2004
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Schedule III Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales for the Month Ended July 31, 2004
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Schedule III Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales for the Month Ended July 31, 2004
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Schedule IV Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended July 31, 2004
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Schedule IV Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended July 31, 2004
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Schedule IV Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended July 31, 2004
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Schedule IV Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended July 31, 2004
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Schedule V Court Reporting schedules for Sales and Other Taxes Paid for the Month Ended July 31, 2004
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Schedule V Court Reporting schedules for Sales and Other Taxes Paid for the Month Ended July 31, 2004
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Schedule V Court Reporting schedules for Sales and Other Taxes Paid for the Month Ended July 31, 2004
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Schedule V Court Reporting schedules for Sales and Other Taxes Paid for the Month Ended July 31, 2004
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Schedule V Court Reporting schedules for Sales and Other Taxes Paid for the Month Ended July 31, 2004
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Schedule V Court Reporting schedules for Sales and Other Taxes Paid for the Month Ended July 31, 2004
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Schedule V Court Reporting schedules for Sales and Other Taxes Paid for the Month Ended July 31, 2004
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Schedule VI Court Reporting schedules for Cash Disbursements for the Month Ended July 31, 2004
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Schedule VI Court Reporting schedules for Cash Disbursements for the Month Ended July 31, 2004
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Schedule VI Court Reporting schedules for Cash Disbursements for the Month Ended July 31, 2004
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Schedule VI Court Reporting schedules for Cash Disbursements for the Month Ended July 31, 2004
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Schedule VI Court Reporting schedules for Cash Disbursements for the Month Ended July 31, 2004
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Schedule VI Court Reporting schedules for Cash Disbursements for the Month Ended July 31, 2004
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Schedule VII Court Reporting schedules for Insurance Coverage
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Schedule VII Court Reporting schedules for Insurance Coverage